EXHIBIT 2

                                                               EXECUTION VERSION



                        ---------------------------------

                          AGREEMENT AND PLAN OF MERGER

                        ---------------------------------

                                      AMONG

                             SMARTDISK CORPORATION,

                             VST ACQUISITION, INC.,

                                       AND

                             VST TECHNOLOGIES, INC.

                                FEBRUARY 23, 2000


                                TABLE OF CONTENTS
                                                                                                               PAGE

ARTICLE I. -      THE MERGER.....................................................................................1

         1.1      The Merger.....................................................................................1

         1.2      Effective Time.................................................................................1

         1.3      Effects of the Merger..........................................................................2

         1.4      Certificate of Incorporation and Bylaws........................................................2

         1.5      Directors......................................................................................2

         1.6      Officers.......................................................................................2

         1.7      Effect on Capital Stock........................................................................2

         1.8      Company Stock Options and Warrants.............................................................3

         1.9      Exchange of Certificates.......................................................................4

         1.10     No Fractional Securities.......................................................................5

         1.11     Escrow Agreement...............................................................................5

         1.12     Adjustment of Cash Merger Consideration........................................................6

ARTICLE II. -     CLOSING........................................................................................6

         2.1      Closing........................................................................................6

         2.2      Deliveries by the Company......................................................................6

         2.3      Deliveries by Buyer............................................................................7

         2.4      Termination in Absence of Closing..............................................................7

ARTICLE III. -    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS.............................8

         3.1      Corporate Existence and Qualification..........................................................8

         3.2      Authority, Approval and Enforceability.........................................................8

         3.3      Capitalization and Corporate Records...........................................................8

         3.4      Subsidiaries...................................................................................9

         3.5      No Company Defaults or Consents................................................................9

         3.6      No Proceedings................................................................................10

         3.7      Employee Benefit Matters......................................................................10

         3.8      Financial Statements; Liabilities; Accounts Receivable; Inventories...........................12

         3.9      Absence of Certain Changes....................................................................13

         3.10     Compliance with Laws..........................................................................14

         3.11     Litigation....................................................................................15

         3.12     Real Property.................................................................................15

         3.13     Commitments...................................................................................16

         3.14     Insurance.....................................................................................16

         3.15     Intangible Rights.............................................................................17

                                      -i-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE

         3.16     Equipment and Other Tangible Property.........................................................17

         3.17     Permits; Environmental Matters................................................................17

         3.18     Banks.........................................................................................18

         3.19     Suppliers and Customers.......................................................................18

         3.20     Absence of Certain Business Practices.........................................................18

         3.21     Products, Services and Authorizations.........................................................19

         3.22     Transactions With Affiliates..................................................................19

         3.23     Other Information.............................................................................20

         3.24     Representations and Warranties of the Shareholders............................................20

ARTICLE IV. -REPRESENTATIONS AND WARRANTIES OF BUYER............................................................22

         4.1      Corporate Existence and Qualification.........................................................22

         4.2      Authority, Approval and Enforceability........................................................22

         4.3      No Default or Consents........................................................................22

         4.4      No Proceedings................................................................................23

         4.5      SEC Reports and Financial Statements..........................................................23

         4.6      Capitalization................................................................................23

         4.7      Absence of Material Adverse Change............................................................23

         4.8      Interim Operations of the Acquisition Sub.....................................................23

         4.9      Litigation....................................................................................23

         4.10     Other Information.............................................................................23

         4.11     Representations Relating to Qualification of the Merger as a Tax-Free Reorganization..........24

ARTICLE V. -      OBLIGATIONS PRIOR TO CLOSING..................................................................24

         5.1      Buyer's Access to Information and Properties..................................................24

         5.2      Company's Conduct of Business and Operations..................................................24

         5.3      General Restrictions..........................................................................25

         5.4      Notice Regarding Changes......................................................................26

         5.5      Preferential Purchase Rights..................................................................26

         5.6      Ensure Conditions Met.........................................................................26

         5.7      Termination of Insurance Policies.............................................................27

         5.8      Stockholder Approval..........................................................................27

         5.9      Employee Matters..............................................................................28

         5.10     Capitalization Update.........................................................................28

         5.11     Environmental Assessment......................................................................28

         5.12     Survey........................................................................................28

                                      -ii-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE

         5.13     Payoff and Estoppel Letters...................................................................29

         5.14     No Shop.......................................................................................29

ARTICLE VI. -     CONDITIONS TO COMPANY'S AND BUYER'S OBLIGATIONS...............................................29

         6.1      Conditions to Obligations of the Company......................................................29

         6.2      Conditions to Obligations of Buyer and Acquisition Sub........................................30

ARTICLE VII. -    POST-CLOSING OBLIGATIONS......................................................................32

         7.1      Further Assurances............................................................................32

         7.2      Publicity.....................................................................................32

         7.3      Post-Closing Indemnity........................................................................33

         7.4      Non-Solicitation and Non-Disclosure...........................................................33

         7.5      Certain Employee Benefit Matters..............................................................34

         7.6      Indemnification of Directors and Officers.....................................................34

         7.7      Registration Rights Agreement.................................................................34

         7.8      Tax-Related Covenants.........................................................................35

ARTICLE VIII. -   TAX MATTERS...................................................................................35

         8.1      Representations and Obligations Regarding Taxes...............................................35

         8.2      Indemnification for Taxes.....................................................................37

ARTICLE IX. -     MISCELLANEOUS.................................................................................38

         9.1      Limitation on Liability.......................................................................38

         9.2      Confidentiality...............................................................................39

         9.3      Brokers.......................................................................................40

         9.4      Costs and Expenses............................................................................40

         9.5      Notices.......................................................................................40

         9.6      Governing Law.................................................................................41

         9.7      Representations and Warranties................................................................41

         9.8      Entire Agreement; Amendments and Waivers......................................................41

         9.9      Binding Effect and Assignment.................................................................42

         9.10     Remedies......................................................................................42

         9.11     Cancellation of Escrow Stock..................................................................42

         9.12     Exhibits and Schedules........................................................................42

         9.13     Multiple Counterparts.........................................................................42

         9.14     References and Construction...................................................................42

         9.15     Survival......................................................................................43

         9.16     Attorneys' Fees...............................................................................43

                                     -iii-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE

         9.17     Risk of Loss..................................................................................43

         9.18     Shareholders' Representative..................................................................43

ARTICLE X. -      DEFINITIONS...................................................................................44

         10.1     Affiliate.....................................................................................44

         10.2     Collateral Agreements.........................................................................44

         10.3     Confidential Information......................................................................44

         10.4     Contracts.....................................................................................44

         10.5     Damages.......................................................................................45

         10.6     Designated Executives.........................................................................45

         10.7     Financial Statements..........................................................................45

         10.8     Funded Indebtedness...........................................................................45

         10.9     GAAP..........................................................................................45

         10.10    Governmental Authorities......................................................................45

         10.11    Hazardous Material............................................................................45

         10.12    Inventory.....................................................................................45

         10.13    Key Employees.................................................................................45

         10.14    Knowledge of the Company......................................................................46

         10.15    Legal Requirements............................................................................46

         10.16    Permits.......................................................................................46

         10.17    Person........................................................................................46

         10.18    Product.......................................................................................46

         10.19    Properties....................................................................................46

         10.20    Proportionate Share...........................................................................46

         10.21    Real Property.................................................................................46

         10.22    Regulations...................................................................................46

         10.23    Specified Advisory Agreements.................................................................46

         10.24    Specified Price...............................................................................46

         10.25    Subsidiary....................................................................................46

         10.26    Trade Secrets.................................................................................46

         10.27    Used..........................................................................................47

                                      -iv-

                                LIST OF SCHEDULES

Schedule 3.1.....................Qualifications as Foreign Corporation
Schedule 3.3.....................Outstanding Capital Stock, Options and Warrants
Schedule 3.4.....................Subsidiaries
Schedule 3.5.....................Company Defaults or Consents
Schedule 3.7(a)..................Employee Arrangements
Schedule 3.7(c)..................Benefit Plan Liabilities
Schedule 3.7(e)..................Current Employees
Schedule 3.8(a)..................Financial Statements
Schedule 3.8(b)..................Scheduled Liabilities
Schedule 3.8(c)..................Accounts Receivable
Schedule 3.8(d)..................Inventory Condition
Schedule 3.8(e)..................Encumbrances
Schedule 3.9(a)..................Certain Changes
Schedule 3.9(b)..................Certain Actions
Schedule 3.10(1).................Compliance with Law
Schedule 3.10(2).................Citations
Schedule 3.11....................Litigation
Schedule 3.12(b).................Leased Premises
Schedule 3.13....................Commitments
Schedule 3.13(c).................Non-Arm's Length Contracts
Schedule 3.14....................Insurance
Schedule 3.15....................Intangible Rights
Schedule 3.16....................Tangible Assets Condition
Schedule 3.17(a).................Permits
Schedule 3.17(b).................Environmental Claims
Schedule 3.17(c).................Storage of Hazardous Materials
Schedule 3.17(d).................Noncompliance with Environmental Laws
Schedule 3.18....................Banks, Accounts and Authorized Signatories
Schedule 3.19....................Suppliers and Customers
Schedule 3.21(a).................Product Listing
Schedule 3.21(b).................Recalls
Schedule 3.21(e).................Other Person Authorizations
Schedule 3.22....................Affiliate Transactions
Schedule 8.1.....................Tax Matters

                                      (v)

                                LIST OF EXHIBITS

Exhibit A - Form of Option Substitution Agreement............................A-1
Exhibit B - Management Registration Rights Agreement.........................B-1
Exhibit C - Non-Management Registration Rights Agreement.....................C-1
Exhibit D - Opinion of Company Counsel.......................................D-1
Exhibit E - Form of Employment Agreements:
                  Exhibit E-1 (Fedele).......................................E-1
                  Exhibit E-2 (Giarusso).....................................E-2
                  Exhibit E-3 (Reardon)......................................E-3
                  Exhibit E-4 (Gaudet).......................................E-4
                  Exhibit E-5 (Montgomery)...................................E-5
                  Exhibit E-6 (Larose).......................................E-6
Exhibit F - Form of Employee Confidentiality, Non-Competition and Invention
            Assignment Agreement.............................................F-1
Exhibit G - Escrow Agreement.................................................F-1



                                      (vi)

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of the 23rd day of February, 2000, by and among (i) SmartDisk Corporation, a Delaware corporation (the "BUYER"), (ii) VST Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Buyer ("ACQUISITION SUB"),
(iii) VST Technologies, Inc., a Delaware corporation (individually and collectively with its Subsidiaries, the "COMPANY"), and (iv) each of the individuals and entities listed on the signature pages to this Agreement under the caption "Shareholders" (collectively the "SHAREHOLDERS" and each individually a "SHAREHOLDER").

                                    RECITALS

         A. The Boards of Directors of Buyer and Acquisition Sub deem it advisable and in the best interest of said corporations and their respective shareholders that the Company merge (the "MERGER") with and into Acquisition Sub as provided herein and have approved and adopted the form, terms and provisions of this Agreement and the Merger.

         B. The Board of Directors of the Company deems the Merger advisable and in the best interest of said corporation and its shareholders and the Board of Directors of the Company has approved and adopted the form, terms and provisions of this Agreement and the Merger.

         C. The Shareholders are the principal stockholders of the Company, and are entering into this Agreement as an inducement to Buyer.

         D. The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

                            ARTICLE I. - THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "CORPORATION LAW"), the Company shall be merged with and into Acquisition Sub at the Effective Time (as defined below). Following the Effective Time, the separate corporate existence of the Company shall cease and Acquisition Sub shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of the Company in accordance with the Corporation Law. At the election of Buyer, any direct wholly owned Subsidiary of Buyer may be substituted for Acquisition Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

         1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date (as defined below), the parties shall file a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the Corporation Law and shall make all other filings or recordings required under the Corporation Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Acquisition Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

         1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of this Agreement, the Certificate of Merger and the Corporation Law.

         1.4 CERTIFICATE OF INCORPORATION AND BYLAWS.

             (a) The Certificate of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that Article I thereof shall be amended at the Effective Time to provide that the corporate name of the Surviving Corporation is "SmartDisk Personal Storage Systems Corporation."

             (b) The bylaws of Acquisition Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         1.5 DIRECTORS. The directors of Acquisition Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.6 OFFICERS. The officers of the Company immediately prior to the Effective Time and such other persons as Buyer shall designate shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.7 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the outstanding capital stock of the Company or Acquisition Sub:

             (a) Each issued and outstanding share of common stock of Acquisition Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation.

             (b) Each share of the Company's common stock, par value $.01 per share, Series A redeemable convertible preferred stock, par value $.01 per share, Series B redeemable convertible preferred stock, par value $.01 per share, and Series C redeemable convertible preferred stock, par value $.01 per share (collectively the "COMPANY STOCK") that is held in the treasury of the Company or by any wholly owned subsidiary of the Company shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

             (c) Each share of Company Stock that is owned by Buyer, Acquisition Sub or any other subsidiary of Buyer shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

             (d) Subject to Section 1.7(e) hereof, each share of Company Stock issued and outstanding (other than shares of Company Stock to be canceled in accordance with Sections 1.7(b) and 1.7(c) hereof) shall be converted into the right to receive from the Buyer .8984 shares of Buyer's common stock par value $.001 per share ("BUYER COMMON STOCK"), subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date hereof and the Effective Time, and, subject to adjustment as provided in Section 1.12 hereof, $9.733 in cash (collectively with the Buyer Common Stock, the "MERGER CONSIDERATION"). As of the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest. Stockholders of record of the Company immediately prior to the Effective Time shall be entitled to receive, in the manner contemplated by Section 1.9 hereof, eighty-five percent (85%) of the shares of Buyer Common Stock into which their Company Stock was converted pursuant to this Section 1.7(d), rounded down to the nearest whole number (the "INITIAL SHARES"); the remaining fifteen percent (15%) of the shares of Buyer Common Stock into which their Company Stock was converted pursuant to this Section 1.7(d), rounded up to the nearest whole number (the "ESCROW SHARES"), shall be deposited in escrow pursuant to Section 1.11 hereof and shall be held and disposed of in accordance with the terms of the Escrow Agreement (as hereinafter defined). The Initial Shares and the Escrow Shares shall together be referred to herein as the "MERGER SHARES."

             (e) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Stock held by a person (a "DISSENTING SHAREHOLDER") who shall not have voted in favor of the Merger or consented thereto in writing and who shall have properly demanded appraisal in accordance with the provisions of Section 262 of the Corporation Law concerning the right of holders of Company Stock to dissent from the Merger and require appraisal of their Shares ("DISSENTING SHARES") shall not be converted as described in
Section 1.7(d) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to Section 262 of the Corporation Law. If, after the Effective Time, such Dissenting Shareholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the Corporation Law, his Dissenting Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Buyer (i) prompt notice of any demands for appraisal of shares received by the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

         1.8 COMPANY STOCK OPTIONS AND WARRANTS.

             (a) The Company shall use all reasonable efforts to promptly cause each holder of an outstanding Company Option (as hereinafter defined), whether or not exercisable or vested, to enter into an Option Substitution Agreement, in substantially the form attached hereto as EXHIBIT A (the "OPTION SUBSTITUTION AGREEMENT"), pursuant to which (i) each Company Option owned by such holder and outstanding as of the Closing Date will be cancelled as of the Closing Date and, in substitution therefor, such holder will receive, for each share of Company Stock subject thereto, and subject to adjustment as provided in Section 1.12 hereof, $9.733 in cash and a fully exercisable option (each a "BUYER STOCK OPTION") to purchase .8984 shares of Buyer Common Stock, rounded down to the nearest whole number of shares, and (iii) a portion of each Buyer Stock Option and the shares of Buyer Common Stock Issuable upon exercise thereof will be subject to forfeiture and/or cancellation in accordance with the Escrow Agreement. The per share exercise price of each Buyer Stock Option shall be the quotient obtained by dividing (x) the per share exercise price of the Company Option exchanged therefor, BY (y) .8984. The shares of Buyer Common Stock subject to Buyer Stock Options granted to the Designated Executives (other than Al Larose) will be subject to repurchase by Buyer at cost upon certain terminations of employment, which forfeiture provisions will lapse as to 25% of such Buyer Common Stock on each six-month anniversary of the Closing, all as set forth in the Restricted Stock Agreement attached as an exhibit to the Option Substitution Agreements to which the Designated Executives are parties. Notwithstanding anything herein or in the Option Substitution Agreement to the contrary, Buyer shall not be required to grant Buyer Stock Options with respect to, when added to any options granted to such holder pursuant to any employment agreement with Buyer (if applicable), more than an aggregate of 100,000 shares of Buyer Common Stock to any one individual pursuant to Buyer's 1999 Incentive Compensation Plan; if any holder of Company Options would otherwise be entitled to receive Buyer Stock Options with respect to more than 100,000 shares, the "excess" Buyer Stock Options (the "EXCESS OPTIONS") shall be granted pursuant to a separate Buyer option plan or arrangement that provides the optionee with substantially the same rights.

             (b) Pursuant to Section 16(a)(ii) of the Company Option Plan (as hereafter defined), the Company shall cause each Company Option owned by a holder who does not execute an Option Substitution Agreement to be cancelled immediately prior to the Effective Time.

             (c) Each Shareholder hereby severally agrees to exercise all Company Warrants (as hereinafter defined) held by it prior to the Closing Date, and the Company and each Shareholder severally agrees to use all reasonable efforts to cause each other holder of Company Warrants to exercise such Company Warrants prior to the Closing Date. Each Company Warrant that is not exercised prior to the Effective Time shall, pursuant to the Merger and the terms of such Company Warrant, be automatically adjusted, pursuant to its terms, into a substitute warrant (each a "SUBSTITUTE WARRANT") which, when exercised, will entitled the holder to receive $9.733 in cash and .8984 shares of Buyer Common Stock for each share of Company Stock that was subject to the applicable converted Company Warrant.

             (d) Except as contemplated by the Option Substitution Agreements or as may otherwise be agreed by Buyer and the Company in writing, all Company Options shall terminate as of the Closing, and no holder of Company Options or Company Warrants or any participant in any Company stock option (or other benefit) plan shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

             (e) Except for the Substitute Warrants and as may otherwise be agreed by Buyer and the Company in writing, all plans, programs or arrangements providing for the issuance or grant of any other interest in respect to the capital stock of the Company or any of the Company's Subsidiaries shall terminate as of the Closing, and no participant in any such plans, programs or arrangements shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

             (f) As soon as practicable after the Effective Time, the Buyer shall deliver to each Person who has entered into an Option Substitution Agreement an agreement evidencing the Buyer Stock Option(s) to which such Person is entitled.

             (g) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Buyer Stock Options granted pursuant to the Option Substitution Agreements. Promptly after the Effective Time, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933 (as amended, the "SECURITIES ACT") with respect to all shares of Buyer Common Stock subject to such Buyer Stock Options (including the Excess Options) that may be registered on a Form S-8, and shall use all reasonable efforts to maintain the effectiveness of such Registration Statement for so long as such Buyer Stock Options remain outstanding. In addition, Buyer shall use all reasonable efforts to cause the Buyer Common Stock subject to such Buyer Stock Options to be listed on the Nasdaq National Market.

         1.9 EXCHANGE OF CERTIFICATES.

             (a) Buyer, Buyer's transfer agent or any other Person reasonably acceptable to the Company shall act as paying agent in the Merger (the "PAYING AGENT"), and, from time to time on, prior to or after the Effective Time, Buyer shall make available to the Paying Agent funds and/or securities in amounts and at the times necessary for the payment of the Merger Consideration upon surrender of certificates representing the shares of Company Stock (collectively the "SHARES") converted into the right to receive Merger Consideration pursuant to Section 1.7 (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Buyer).

             (b) Prior to the Effective Time the Buyer shall provide to the Company, and as soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the "CERTIFICATES"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Buyer may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by

Buyer, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, subject to the delivery of certain shares of Buyer Common Stock pursuant to Section 1.11 hereof, the amount of Merger Consideration which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section
1.7 (plus any dividends or distributions made with respect to Buyer Common Stock subsequent to the Effective Time and prior to the surrender of the Certificates in exchange for the Merger Consideration), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of Merger Consideration, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.7 hereof. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. In the event any Certificate shall have been lost, stolen or destroyed, Buyer may, in its discretion and as a condition precedent to the payment of the Merger Consideration in respect of the Shares represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer, the Surviving Corporation or the Paying Agent.

             (c) All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.9 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Section 1.9.

             (d) At any time following the expiration of one year after the Effective Time, the Buyer shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Buyer (subject to any applicable abandoned property, escheat or similar law) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Buyer, Acquisition Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.10 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender or exchange of Certificates pursuant to this Article I and no dividend, stock split or other change in the capital structure of Buyer shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a share of Buyer Common Stock upon surrender of Certificates for exchange pursuant to Section 1.8 shall be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the Specified Price.

         1.11 ESCROW AGREEMENT.

              (a) On the Closing Date, the Buyer shall deliver to State Street Bank and Trust Company (or any other independent Person reasonably acceptable to Buyer and the Company), as escrow agent (the "ESCROW AGENT"), a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.7(d) hereof, for the purpose of securing the indemnification obligations of the Company's stockholders and the holders of Buyer Stock Options set forth in this Agreement. From and after the Closing Date, upon the exercise of Buyer Stock Options, the Buyer shall deliver to the Escrow Agent a certificate or certificates (issued in the name of the Escrow Agent or its nominee) representing additional Escrow Shares to the extent set forth in the Escrow Agreement.

              (b) The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

              (c) The adoption of this Agreement and the approval of the Merger by the Company's stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation, the placement of the Escrow Shares in escrow and the appointment of the Shareholder' Representative (as hereinafter defined).

         1.12 ADJUSTMENT OF CASH MERGER CONSIDERATION Notwithstanding anything herein to the contrary, the $9.733 per share cash payment otherwise required to be paid to the Company's stockholders and the holders of Company Options, as well as the $9.733 per share cash payment otherwise required to be made upon exercise of Substitute Warrants, shall be reduced by the quotient, rounded up to the nearest tenth of a cent ($0.001), obtained by dividing (x) the excess, if any, of the aggregate fees and related expenses in excess of $75,000 payable (by reason of the transactions contemplated hereby) pursuant to the Specified Advisory Agreements OVER $2,139,000, by (y) the sum of (i) the aggregate number of shares of Company Stock outstanding as of Closing, plus (ii) the aggregate number of shares of Company Stock issuable upon exercise of Company Options and Company Warrants outstanding as of Closing.

                              ARTICLE II. - CLOSING

         2.1 CLOSING. Subject to the conditions stated in Article VI of this Agreement, the closing of the transactions contemplated hereby (the "CLOSING") shall be held at 9:00 a.m., Miami time, on the tenth (10th) business day after the date of this Agreement, or, if the conditions set forth in Section 6.2 have not been satisfied or waived on such date, on such mutually agreeable later date as soon as practicable (but in no event later than the fifth (5th) business day) after all such conditions shall have been satisfied or waived, at the offices of Greenberg Traurig, LLP, 1221 Brickell Avenue, Miami, Florida 33131. The date upon which the Closing occurs is hereinafter referred to as the "CLOSING DATE." The Closing shall be deemed completed as of 12:01 a.m. Miami time on the morning of the Closing Date.

         2.2 DELIVERIES BY THE COMPANY. At or prior to the Closing, the Company shall deliver to Buyer:

             (i) the Certificate of Merger, duly executed by the Company;

             (ii) the resignations of all the directors of the Company;

             (iii) the stock book, stock ledger, minute books and corporate seal of the Company;

             (iv) a certificate executed by the Company to the effect that the conditions set forth in Sections 6.2(b) and 6.2(e) have been satisfied; and

             (v) evidence reasonably satisfactory to Buyer that Buyer's designees shall be the only authorized signatories with respect to the Company's various accounts, credit lines, safe deposit boxes or vaults set forth or required to be set forth in Schedule 3.18.

         2.3 DELIVERIES BY BUYER. At or prior to the Closing, Buyer shall deliver (i) to the Company a certificate executed by the Buyer to the effect that the conditions set forth in Section 6.1(b) have been satisfied, (ii) to the Escrow Agent the Escrow Shares, and (iii) to the Paying Agent the cash and certificates evidencing Buyer Common Stock that constitute the remainder of the Merger Consideration.

         2.4 TERMINATION IN ABSENCE OF CLOSING.

             (a) Subject to the provisions of Section 2.4(b), if by the close of business on March 31, 2000, the Closing has not occurred, then either Buyer or the Company may thereafter terminate this Agreement by written notice to such effect, to the other parties hereto, without liability of or to any party to this Agreement or any shareholder, director, officer, employee or representative of such party unless the reason for Closing having not occurred is (i) such terminating party's material breach of the provisions of this Agreement, or (ii) if all of the conditions to such terminating party's obligations set forth in
Article VI have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.1, the failure of such party to perform its obligations under this Article II on such date; provided, however, that the provisions of Sections 9.2 through 9.6 shall survive any such termination; and provided further, however, that any termination pursuant to this Section 2.4 shall not relieve any party hereto who was responsible for Closing having not occurred as described in clauses (i) or (ii) above of any liability for (x) such party's material breach of the provisions of this Agreement, or (y) if all of the conditions to such party's obligations set forth in Article VI have been satisfied or waived in writing by the date scheduled for the Closing pursuant to
Section 2.1, the failure of such party to perform its obligations under this
Article II on such date.

             (b) This Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by the Company if:

                 (i) any representation or warranty made herein for the benefit of Company, or any certificate, schedule or document furnished to the Company pursuant to this Agreement is untrue in any material respect; or

                 (ii) Buyer or Acquisition Sub shall have defaulted in any material respect in the performance of any material obligation under this Agreement, and such default continues uncured for 15 days after notice from the Company.

             (c) This Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by the Buyer if:

                 (i) any representation or warranty made herein for the benefit of Buyer, or any certificate, schedule or document furnished to Buyer pursuant to this Agreement is untrue in any material respect; or

                 (ii) The Company or the Shareholders shall have defaulted in any material respect in the performance of any material obligation under this Agreement and such default continues uncured for 15 days after notice from the Buyer.

             (d) This Agreement and the transactions contemplated herein may be terminated and abandoned at any time prior to the Closing by written agreement of the Buyer and the Company.

                ARTICLE III. - REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

         The Company (and, solely as provided in Section 3.24 hereof, the Shareholders) hereby represent and warrant to Buyer that:

         3.1 CORPORATE EXISTENCE AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; the Company has the corporate power to own, manage, lease and hold its Properties and to carry on its business as and where such Properties are presently located and such business is presently conducted; and neither the character of the Company's Properties nor the nature of the Company's business requires the Company to be duly qualified to do business as a foreign corporation in any jurisdiction outside those identified in Schedule 3.1 attached hereto, except where the failure to be so qualified would not, in the aggregate, have a material adverse effect on the business, operations, prospects, Properties or financial condition of the Company. The Company is qualified as a foreign corporation and in good standing in each jurisdiction listed on Schedule 3.1.

         3.2 AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company, and the Company has all requisite corporate power and legal authority to (i) execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered by it in connection with the transactions provided for hereby, and
(ii) subject to the Company Stockholder Approval (as hereinafter defined), consummate the transactions contemplated hereby and by the Collateral Agreements and perform its obligations hereunder and under the Collateral Agreements. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company (including approval of the Company's Board of Directors but excluding the Company Stockholder Approval) and, subject to the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and each Collateral Agreement to which the Company is a party constitutes, or upon execution and delivery by the Company will constitute, the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally. The affirmative vote of (i) the holders of a majority of the outstanding shares of Company Stock, and (ii) the holders of at least a majority of the outstanding shares of the Company's Series A, Series B and Series C redeemable convertible preferred stock, voting together as a single class, are the only votes of the holders of any class of capital stock of the Company necessary to approve this Agreement and the Merger (the "COMPANY STOCKHOLDER APPROVAL").

         3.3 CAPITALIZATION AND CORPORATE RECORDS.

             (a) The Company's authorized capital stock consists solely of (i) 2,813,708 shares of common stock, par value $.01 per share, of which 101,037 shares are issued and outstanding as of the date hereof, (ii) 248,840 shares of Series A redeemable convertible preferred stock, par value $.01 par value per share, of which 214,949 shares are issued and outstanding as of the date hereof,
(iii) 243,440 shares of Series B redeemable convertible preferred stock, par value $.01 per share, of which 135,114 shares are issued and outstanding as of the date hereof, and (iv) 560,092 shares of Series C redeemable convertible preferred stock, par value $.01 per share, of which 553,744 shares are issued and outstanding as of the date hereof. Schedule 3.3 sets forth a true and complete summary of the Company's outstanding Shares as of the date hereof, including the name and state of domicile of each shareholder and the number and class and/or series of Company capital stock held of record by such shareholder. All issued and outstanding shares of the Company's capital stock are owned of record (and, to the Knowledge of the Company, beneficially) by the Shareholders and other Persons listed on Schedule 3.3. To the Knowledge of the Company, all such Shares are held free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever. No shares of capital stock are held in the Company's treasury. All of the outstanding Shares are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of (i) any preemptive or other rights of any Person to acquire securities of the Company, or (ii) any applicable federal or state securities laws, and the rules and regulations promulgated thereunder (collectively, the "SECURITIES LAWS"). Except for (i) options (collectively the "COMPANY OPTIONS") to purchase an aggregate of 493,435 shares of the Company's common stock issued pursuant to the Company's 1995 Stock Option Plan (the "COMPANY OPTION PLAN"), and (ii) warrants (collectively the "COMPANY WARRANTS") to purchase an aggregate of 196,991 shares of Company Stock, the Company has granted (and, to the Knowledge of the Company, there are) no outstanding subscriptions, options, convertible securities, warrants, calls or similar agreements relating to any shares of capital stock of the Company.
Schedule 3.3 sets forth a true, complete and correct list of all Company Options and Company Warrants, including with respect to each such security, (i) the name of the holder thereof, (ii) the number and class and/or series of shares of the Company's capital stock subject thereto, (iii) the per share exercise price,
(iv) the date of grant, (v) the expiration date, and (vi) any applicable exercise vesting schedule. Upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware (and assuming that the Buyer owns 100% of Acquisition Sub's outstanding capital stock), the Buyer will own 100% of the Surviving Corporation and no holder of Company securities will have any right to acquire any securities of the Surviving Corporation.

             (b) The copies of the Certificate of Incorporation and Bylaws of the Company provided to Buyer are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The Company's stock and minute books made available to Buyer for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement which have not been heretofore delivered to Buyer, and such minute books contain an accurate record of all shareholder and corporate actions of the shareholders and directors of the Company taken by written consent or at a meeting since January 1, 1996. All material corporate actions taken by the Company which require board and/or stockholder approval have been duly authorized or ratified.

         3.4 SUBSIDIARIES. Except for the subsidiaries of the Company listed on
Schedule 3.4, the Company does not own, directly or indirectly, any securities of or in any other corporation, partnership, joint venture or other business entity. Schedule 3.4 hereto sets forth the name of each Subsidiary of the Company, and, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. The outstanding shares of capital stock or equity interests of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by Company or another Subsidiary of the Company are owned by it free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever, except as set forth in Schedule 3.4 hereto. No shares of capital stock are held by any Subsidiary as treasury stock. There is no existing option, warrant, call, commitment or agreement to which any Subsidiary is a party requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance of any additional shares of capital stock or other equity interests of any Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Subsidiary or other equity security of any Subsidiary. Each Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification, except where the failure to be so qualified would not, in the aggregate, have a material adverse effect on the business, operations, prospects, Properties or financial condition of the Company. Each Subsidiary has all requisite corporate power and authority to own its Properties and carry on its business as presently conducted.

         3.5 NO COMPANY DEFAULTS OR CONSENTS. Except as otherwise set forth in
Schedule 3.5 attached hereto and subject to the filing of the Certificate of Merger and receipt of the Company Stockholder Approval, neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby by the Company will:

                 (i) violate or conflict with any of the terms, conditions or provisions of the charter or bylaws of the Company;

                 (ii) violate any Legal Requirements applicable to the Company;

                 (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any Contract or Permit binding upon or applicable to the Company;

                 (iv) result in the creation of any lien, charge or other encumbrance on any Properties of the Company; or

                 (v) require the Company to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

         3.6 NO PROCEEDINGS. No suit, action or other proceeding is pending or, to the Knowledge of the Company, threatened before any Governmental Authority seeking to restrain the Company from entering into or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against the Company or its Properties as a result of the consummation of this Agreement.

         3.7 EMPLOYEE BENEFIT MATTERS.

             (a) Schedule 3.7(a) provides a true, correct and complete list of each of the following, if any, which either (x) is sponsored, maintained or contributed to by the Company for the benefit of the employees or agents of the Company, or (y) has been so sponsored, maintained or contributed to at any time during the Company's existence and with respect to which the Company has or could reasonably be expected to have any actual or contingent liability:

                 (i) each "employee benefit plan," as such term is defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("PLAN"); and,

                 (ii) each personnel policy, employee manual or other written statements of rules or policies concerning employment, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation and sick leave policy, severance pay policy or agreement, deferred compensation agreement or arrangement, consulting agreement, employment contract and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in
Section 3.7(a)(i) ("BENEFIT PROGRAM OR AGREEMENT").

             (b) True, correct and complete copies of each of the Plans (if any), and related trusts, if applicable, including all amendments thereto, have been furnished or made available to Buyer. There has also been furnished to Buyer, with respect to each Plan required to file such report and description, the three most recent reports on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of all Benefit Programs or Agreements have also been furnished or made available to Buyer.

             (c) Except as otherwise set forth in Schedule 3.7(c),

                 (i) The Company does not contribute to or have an obligation to contribute to, and the Company has not at any time contributed to or had an obligation to contribute to, and the Company does not have any actual or contingent liability under a multiemployer plan within the meaning of Section 3(37) of ERISA ("MULTIEMPLOYER Plan") or a multiple employer plan within the meaning of Section 413(b) and (c) of the Code.

                 (ii) The Company has substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with the Plans and the Benefit Programs and Agreements, and to the Knowledge of the Company, there have been no defaults or violations by any other party to the Plans or Benefit Programs or Agreements;

                 (iii) All reports and disclosures relating to the Plans required to be filed with or furnished to governmental agencies, Plan participants or Plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner, and each Plan and each Benefit Program or Agreement has been administered in substantial compliance with its governing documents;

                 (iv) Each of the Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such Section in all material respects and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which could adversely affect such qualified status;

                 (v) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any of the Plans or Benefit Programs or Agreements or their assets;

                 (vi) All contributions required to be made to the Plans pursuant to their terms and provisions and applicable law have been made timely;

                 (vii) As to any Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation Section 2615.3 promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred, no notice of intent to terminate the Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Plan, there has been no termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, no liability to the PBGC has been incurred, and the assets of the Plan equal or exceed the aggregate present value of the benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan, computed on a "plan termination basis" based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC;

                 (viii) None of the Plans nor any trust created thereunder or with respect thereto has engaged in any "prohibited transaction" or "party-in-interest transaction" as such terms are defined in Section 4975 of the Code and Section 406 of ERISA which could subject any Plan, the Shareholders or any officer, director or employee thereof to a tax or penalty on prohibited transactions or party-in-interest transactions pursuant to Section 4975 of the Code or Section 502(i) of ERISA;

                 (ix) To the Knowledge of the Company, there is no matter pending (other than routine qualification determination filings) with respect to any of the Plans or Benefit Programs or Agreements before the Internal Revenue Service, the Department of Labor or the PBGC;

                 (x) Each trust funding a Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such exempt status.

                 (xi) The Company does not have any obligation to provide health benefits or death benefits to former employees, except as specifically required by law;

                 (xii) Neither the execution and delivery of this Agreement nor the consummation of any or all of the transactions contemplated hereby will: (A) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment, (B) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (C) directly or indirectly result in any payment made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code;

                 (xiii) The Company has not incurred any liability or taken any action, and no action or event has occurred that could cause the Company to incur any liability (A) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA that is not a Plan, or (B) to any Multiemployer Plan, including without limitation an account of a partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA.

                 (xiv) Since January 1, 1996, there have not been any (i) work stoppages, labor disputes or other significant controversies between the Company and its employees, (ii) labor union grievances or organizational efforts, or
(iii) unfair labor practice or labor arbitration proceedings pending or threatened.

             (d) Except as set forth in Schedule 3.7(a), the Company is not a party to any agreement, and has not established any policy or practice, requiring the Company to make a payment or provide any other form or compensation or benefit to any person performing services for the Company upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

             (e) Schedule 3.7(e) sets forth by number and employment classification the approximate numbers of employees employed by the Company as of the date of this Agreement, and, except as set forth therein, none of said employees are subject to union or collective bargaining agreements with the Company.

         3.8 FINANCIAL STATEMENTS; LIABILITIES; ACCOUNTS RECEIVABLE;
INVENTORIES.

             (a) The Company has delivered to Buyer true and complete copies of Financial Statements with respect to the Company as of and for the years ended December 31, 1997, 1998 and 1999 (the "FINANCIAL STATEMENTS"), and said Financial Statements are attached hereto as Schedule 3.8(a). All of such Financial Statements present fairly in all material respects the financial condition and results of operations of the Company for the dates or periods indicated thereon. All of such Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated except as indicated in the notes thereto and, in the case of the 1999 Financial Statements, the absence of notes.

             (b) Except for (i) the liabilities reflected or reserved against on the Company's December 31, 1999 balance sheet included with the Financial Statements attached as Schedule 3.8(a), (ii) trade payables, accrued expenses and other liabilities incurred since December 31, 1999 (the "BALANCE SHEET DATE") in the ordinary course of business, none of which are material, (iii) executory contract obligations under (x) Contracts listed on Schedule 3.13, and/or (y) Contracts not required to be listed on Schedule 3.13, and (iv) the liabilities set forth in Schedule 3.8(b) attached hereto, the Company does not have any liabilities or obligations of any kind or nature whatsoever (whether accrued, absolute, contingent, known, unknown or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with GAAP).

             (c) Except as otherwise set forth in Schedule 3.8(c), the accounts receivable reflected on the December 31, 1999 balance sheet included in the Financial Statements referenced in Section 3.8(a) and all of the Company's accounts receivable arising since the Balance Sheet Date arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered and performed to the account obligors, and no further filings (with governmental agencies, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle the Company to collect the accounts receivable in full. Except as set forth in Schedule 3.8(c), no such account has been assigned or pledged to any other person, firm or corporation, and, except only to the extent fully reserved against as set forth in the December 31, 1999 balance sheet included in such Financial Statements, no defense or set-off to any such account has been asserted by the account obligor or, to the Knowledge of the Company, otherwise exists.

             (d) Except as otherwise set forth in Schedule 3.8(d), the Inventory of the Company as of the Balance Sheet Date consisted of items of a quality, condition and quantity consistent with normal seasonally-adjusted Inventory levels of the Company and was usable and saleable in the ordinary and usual course of business for the purposes for which intended, except to the extent written down or reserved against on the balance sheet included with the 1999 Financial Statements. Except as otherwise set forth in Schedule 3.8(d), the Company's Inventory is valued on the Company's books of account in accordance with GAAP at the lower of cost (first in first out) or market, and the value of obsolete materials, materials below standard quality and slow-moving materials have been written down in accordance with GAAP.

             (e) Except as provided under the provisions of the agreements described in Schedule 3.8(e), the Company has and will have as of the Closing Date legal and beneficial ownership of its Properties, free and clear of any and all liens, mortgages, pledges, adverse claims, encumbrances or other restrictions or limitations whatsoever ("LIENS").

         3.9 ABSENCE OF CERTAIN CHANGES.

             (a) Except as otherwise set forth in Schedule 3.9(a) attached hereto, since the Balance Sheet Date through the date hereof, there has not been:

                 (i) any event, circumstance or change that had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, prospects, Properties, financial condition or working capital of the Company;

                 (ii) any damage, destruction or loss (whether or not covered by insurance) that had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, prospects, Properties or financial condition of the Company; or

                 (iii) any material adverse change in the Company's sales patterns, pricing policies, accounts receivable or accounts payable.

             (b) Except as otherwise set forth in Schedule 3.9(b) attached hereto, since the Balance Sheet Date, the Company has not done any of the following:

                 (i) merged into or with or consolidated with, any other corporation or acquired the business or assets of any Person;

                 (ii) purchased any securities of any Person;

                 (iii) created, incurred, assumed, guaranteed or otherwise become liable or obligated with respect to any Funded Indebtedness, or made any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

                 (iv) made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election has had or could reasonably be expected to have an effect on the tax treatment of the Company or the Company's business operations;

                 (v) entered into, amended or terminated any Contract listed or required to be listed on Schedule 3.13;

                 (vi) sold, transferred, leased, mortgaged, encumbered or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or (ii) pursuant to any agreement specified in Schedule 3.13;

                 (vii) settled any claim or litigation, or filed any motions, orders, briefs or settlement agreements in any proceeding before any Governmental Authority or any arbitrator;

                 (viii) incurred or approved, or entered into any agreement or commitment to make, any expenditures in excess of $25,000 (other than those arising in the ordinary course of business or those required pursuant to any agreement specified in Schedule 3.13);

                 (ix) maintained its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or made any change in any of its accounting methods or practices that would be required to be disclosed under generally accepted accounting principles;

                 (x) adopted any Plan or Benefit Program or Agreement, or granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, profit-sharing or other plan or commitment), other than merit increases to non-officer employees in the ordinary course of business and consistent with past practice;

                 (xi) suffered any extraordinary losses or waived any rights of material value;

                 (xii) made any payment to any Affiliate or forgiven any indebtedness due or owing from any Affiliate to the Company;

                 (xiii) (A) liquidated Inventory or accepted product returns other than in the ordinary course, (B) accelerated receivables, (C) delayed payables, or (D) changed in any material respect the Company's practices in connection with the payment of payables and/or the collection of receivables;

                 (xiv) except as otherwise disclosed in any other Schedule to this Agreement, engaged in any material activity or transaction outside the ordinary course of business;

                 (xv) declared, set aside or paid any dividends, or made any distributions or other payments in respect of its equity securities, or repurchased, redeemed or otherwise acquired any such securities;

                 (xvi) amended its charter or bylaws;

                 (xvii) issued any capital stock or other securities, or granted, or entered into any agreement to grant, any options, convertible rights, other rights, warrants, calls or agreements relating to its capital stock; or

                 (xviii) committed to do any of the foregoing.

         3.10 COMPLIANCE WITH LAWS. Except as otherwise set forth in Schedule 3.10(1), the Company is and has since December 31, 1997 been in compliance in all respects with any and all Legal Requirements applicable to the Company, other than failures to so comply that would not have an adverse effect on the business, operations, prospects, Properties or financial condition of the Company. Except as otherwise set forth in Schedule 3.10(2), the Company (x) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any Governmental Authority that would indicate that there is not currently compliance with all such Legal Requirements, except for failures to so comply that would not have an adverse effect on the business, operations, prospects, Properties or financial condition of the Company, and (y) is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any Legal Requirement or Permit applicable to the Company.

         3.11 LITIGATION. Except as otherwise set forth in Schedule 3.11, there are no claims, actions, suits, investigations or proceedings against the Company pending or, to the Knowledge of the Company, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that could reasonably be expected to have an adverse effect (whether covered by insurance or not) on the business, operations, prospects, Properties or financial condition of the Company and, to the Knowledge of the Company, there is no basis for any such claim, action, suit, investigation or proceeding. Schedule 3.11 also includes a true and correct listing of all material actions, suits, investigations, claims or proceedings that are currently pending or were settled or adjudicated since December 31, 1997.

         3.12 REAL PROPERTY.

             (a) The Company does not own and has not at any time owned any real property or any interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein).

             (b) Schedule 3.12(b) sets forth a list of all leases, licenses or similar agreements relating to the Company's use or occupancy of real estate owned by a third party ("LEASES"), true and correct copies of which have previously been furnished to Buyer, in each case setting forth (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases, and (ii) the street address and legal description of each property covered thereby (the "LEASED PREMISES"). The Leases and all guaranties with respect thereto, are in full force and effect and, except as set forth on
Schedule 3.12(b), have not been amended in writing or otherwise. Neither the Company nor, the Knowledge of the Company, any other party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases by the Company or, to the Knowledge of the Company, any other party thereto. Neither the Company nor its agents or employees have received written notice of any claimed abatements, offsets, defenses or other bases for relief or adjustment under the Leases.

             (c) With respect to each Leased Premises: (i) the Company has a valid leasehold interest in the Leased Premises, free and clear of any Liens, encumbrances, covenants and easements or title defects that have had or could reasonably be expected to have a material adverse effect on the Company's use and occupancy of the Owned Premises and the Leased Premises; (ii) the portions of the buildings located on the Leased Premises that are used in the business of the Company are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's current and reasonably anticipated normal business activities as conducted thereon and, to the Knowledge of the Company, there is no latent material defect in the improvements on any Leased Premises, structural elements thereof, the mechanical systems (including, without limitation, all heating, ventilating, air conditioning, plumbing, electrical, utility and sprinkler systems) therein, the utility system servicing each Leased Premises and the roofs which have not been disclosed to Buyer in writing prior to the date of this Agreement; (iii) each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current transportation requirements of the business presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are necessary and sufficient to satisfy the current normal business activities conducted at such parcel; and (iv) the Company has not received notice of (a) any condemnation, eminent domain or similar proceeding affecting any portion of the Leased Premises or any access thereto, and, to the Knowledge of the Company, no such proceedings are contemplated, (b) any special assessment or pending improvement liens to be made by any governmental authority which may affect any of the Leased Premises, or (c) any violations of building codes and/or zoning ordinances or other governmental regulations with respect to the Leased Premises.

         3.13 COMMITMENTS.

             (a) Except as otherwise set forth in Schedule 3.13, the Company is not a party to or bound by any of the following, whether written or oral:

                 (i) any Contract that cannot by its terms be terminated by the Company with 90 days' or less notice without penalty;

                 (ii) contract or commitment for capital expenditures by the Company in excess of $25,000;

                 (iii) lease or license with respect to any Properties, real or personal, whether as landlord, tenant, licensor or licensee;

                 (iv) agreement, contract, indenture or other instrument relating to Funded Indebtedness or the guarantee of any obligation;

                 (v) partnership agreement;

                 (vi) contract with any Affiliate of the Company or any Shareholder relating to the provision of goods or services by or to the Company;

                 (vii) agreement for the sale of any assets that in the aggregate have a net book value on the Company's books of greater than $25,000;

                 (viii) agreement that purports to limit the Company's freedom to compete freely in any line of business or in any geographic area; or

                 (ix) preferential purchase right, right of first refusal, or similar agreement.

             (b) All of the Contracts listed or required to be listed in
Schedule 3.13 are valid, binding and in full force and effect, and the Company has not been notified or advised by any party thereto of such party's intention or desire to terminate or modify any such Contract in any respect, except as disclosed in Schedule 3.13. Except as set forth on Schedule 3.13, neither the Company nor, to the Knowledge of the Company, any other party is in breach of any of the terms or covenants of any Contract listed or required to be listed in
Schedule 3.13. Following the Closing, and without regard to any requirement to obtain any consents under such Contracts that are described on Schedule 3.5, the Surviving Corporation will continue to be entitled to all of the benefits currently held by the Company under each Contract listed or required to be listed in Schedule 3.13.

         3.14 INSURANCE. Schedule 3.14 hereto is a complete and correct list of all insurance policies (including, without limitation, fire, liability, product liability, workers' compensation and vehicular) presently in effect that relate to the Company or its Properties, including the amounts of such insurance and annual premiums with respect thereto, all of which have been in full force and effect from and after the date(s) set forth on Schedule 3.14. Such policies are sufficient for compliance by the Company with all applicable Legal Requirements and all material Contracts. None of the insurance carriers has indicated to the Company an intention to cancel any such policy or to materially increase any insurance premiums (including, without limitation, workers' compensation premiums), or that any insurance required to be listed on Schedule 3.14 will not be available in the future on substantially the same terms as currently in effect. The Company has no claim pending or anticipated against any of its insurance carriers under any of such policies and, to the Knowledge of the Company, there has been no actual or alleged occurrence of any kind which could reasonably be expected to give rise to any such claim. During the prior three years, all notices required to have been given by the Company to any insurance company have been timely and duly given, and no insurance company has asserted that any claim is not covered by the applicable policy relating to such claim.

         3.15 INTANGIBLE RIGHTS. Set forth on Schedule 3.15 is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and registered copyrights (and, if applicable, including pending applications for registration) owned, Used, licensed or controlled by the Company. The Company owns or has the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, software, formulae, methods, processes and other intangible properties that are necessary or customarily Used by the Company for the ownership, management or operation of its Properties ("INTANGIBLE RIGHTS") including, but not limited to, the Intangible Rights listed on Schedule 3.15. Except as set forth on Schedule 3.15, (i) the Company is the sole and exclusive owner of all right, title and interest in and to all of the Intangible Rights listed or required to be listed on Schedule 3.15, and has the exclusive right to use and license the same, free and clear of any claim or conflict with the Intangible Rights of others; (ii) no royalties, honorariums or fees are payable by the Company to any person by reason of the ownership or use of any of the Intangible Rights; (iii) there have been no claims made against the Company asserting the invalidity, abuse, misuse, or unenforceability of any of the Intangible Rights and, to the Knowledge of the Company, no grounds for any such claims exist; (iv) the Company has not made any claim of any violation or infringement by others of any of its Intangible Rights or interests therein and, to the Knowledge of the Company, no grounds for any such claims exist; (v) the Company has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and neither the use of the Intangible Rights nor the operation of the Company's businesses is infringing or has infringed upon any intellectual property rights of others; (vi) no interest in any of the Company's Intangible Rights has been assigned, transferred, licensed or sublicensed by the Company to any person other than the Buyer pursuant to this Agreement; (vii) to the extent that any item constituting part of the Intangible Rights has been registered with, filed in or issued by, any Governmental Authority, such registrations, filings or issuances are listed on Schedule 3.15 and were duly made and remain in full force and effect; (viii) to the Knowledge of the Company, there has not been any act or failure to act by the Company or any of its directors, officers, employees, attorneys or agents during the prosecution or registration of, or any other proceeding relating to, any of the Intangible Rights or of any other fact which could render invalid or unenforceable, or negate the right to issuance of any of the Intangible Rights; and (ix) subject to the receipt of any required license consents that are described on Schedule 3.5, all of the Company's current Intangible Rights will remain in full force and effect following the Closing without alteration or impairment.

         3.16 EQUIPMENT AND OTHER TANGIBLE PROPERTY. Except as otherwise set forth on Schedule 3.16, the Company's equipment, furniture, machinery, vehicles, structures, fixtures and other tangible property included in the Properties (the "TANGIBLE COMPANY PROPERTIES"), other than Inventory, is suitable for the purposes for which intended and in good operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such Tangible Company Properties as shall have been taken out of service on a temporary basis for repairs or replacement consistent with the Company's prior practices and normal industry standards. To the Knowledge of the Company, the Tangible Company Properties are free of any structural or engineering defects, and since December 31, 1997, there has not been any significant interruption of the Company's business due to inadequate maintenance or obsolescence of the Tangible Company Properties.

         3.17 PERMITS; ENVIRONMENTAL MATTERS.

             (a) Except as otherwise set forth in Schedule 3.17(a), the Company has all Permits necessary for the Company to own, operate, use and/or maintain its Properties and to conduct its business and operations as presently conducted. Except as otherwise set forth in Schedule 3.17(a), all such Permits are in effect, no proceeding is pending or, to the Knowledge of the Company, threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the Knowledge of the Company, threatened in connection with the expiration or renewal of such Permits which could reasonably be expected to adversely affect the ability of the Company to own, operate, use or maintain any of its Properties or to conduct its business and operations as presently conducted.

             (b) Except as set forth on Schedule 3.17(b), there are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to the Knowledge of the Company, threatened, or judgments or orders relating to any Hazardous Materials (collectively called "ENVIRONMENTAL CLAIMS") asserted or threatened against the Company or relating to any real property currently or formerly owned, leased or otherwise Used by the Company. Neither the Company nor, to the Knowledge of the Company, any prior owner, lessee or operator of said real property, has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against the Company or the Buyer. Except as set forth on Schedule 3.17(b), the Company has not assumed any liability of any Person for cleanup, compliance or required capital expenditures in connection with any Environmental Claim.

             (c) Except as set forth on Schedule 3.17(c), no Hazardous Materials are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on real property currently or formerly owned, leased or Used by the Company or, to the Knowledge of the Company, on adjacent parcels of real property, and no part of such real property or, to the Knowledge of the Company, any part of such adjacent parcels of real property, including the groundwater located thereon, is presently contaminated by Hazardous Materials.

             (d) Except as set forth on Schedule 3.17(d), the Company has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all Permits required by applicable Environmental Laws.

         3.18 BANKS. Schedule 3.18 sets forth (i) the name of each bank, trust company or other financial institution and stock or other broker with which the Company has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of the Company in matters concerning any of its business or affairs. Except as otherwise set forth in Schedule 3.18, no such proxies, powers of attorney or other like instruments are irrevocable.

         3.19 SUPPLIERS AND CUSTOMERS. Schedule 3.19 sets forth (i) the ten principal suppliers of the Company during each of the years ended December 31, 1998 and 1999, together with the dollar amount of goods purchased by the Company from each such supplier during each such period, and (ii) the ten principal customers of the Company during each of the years ended December 31, 1998 and 1999, together with the dollar amount of goods and/or services sold by the Company to each such customer during each such period. Except as otherwise set forth in Schedule 3.19, the Company maintains good relations with all suppliers and customers listed or required to be listed in Schedule 3.19, and since December 31, 1997, no such party has canceled, terminated or made any threat to the Company to cancel or otherwise terminate its relationship with the Company or to materially decrease its services or supplies to the Company or its direct or indirect purchase or usage of the products or services of the Company.

         3.20 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any Affiliate or agent of the Company, or any other person acting on behalf of or associated with the Company, acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier; or
(b) directly or indirectly given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, any official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign), or other person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction), in each case which (i) could reasonably be expected to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or
(ii) if not continued in the future, could reasonably be expected to adversely affect the assets, business, operations or prospects of the Company.

         3.21 PRODUCTS, SERVICES AND AUTHORIZATIONS.

             (a) Each Product designed, manufactured, repaired or serviced by the Company since December 31, 1997 has been designed, manufactured, repaired or serviced in accordance with (i) the specifications under which the Product is normally and has normally been manufactured, and (ii) the provisions of all applicable laws, policies, guidelines and any other governmental requirements.

             (b) Schedule 3.21(b) sets forth (i) a list of all Products which at any time have been recalled, withdrawn or suspended by the Company, whether voluntarily or otherwise, since December 31, 1997, including the date recalled, withdrawn or suspended and a brief description of all completed or pending proceedings seeking the recall, withdrawal, suspension or seizure of any Product, (ii) a brief description of all completed or pending proceedings seeking the recall, withdrawal, suspension or seizure of any Product, and (iii) a list of all regulatory letters received by the Company or any of its agents relating to any of the Products.

             (c) To the Knowledge of the Company, there exists no set of facts which could reasonably be expected to furnish a basis for the recall, withdrawal or suspension of any product, product registration, product license, manufacturing license, wholesale dealers license, export license or other license, approval or consent of any governmental or regulatory authority with respect to the Company or any of the Products.

             (d) There are no claims existing or, to the Knowledge of the Company, threatened under or pursuant to any warranty, whether express or implied, on products or services sold by the Company. There are no claims existing and there is no basis for any claim against the Company for injury to persons, animals or property as a result of the sale, distribution or manufacture of any product or performance of any service by the Company, including, but not limited to, claims arising out of the defective or unsafe nature of its products or services.

             (e) Set forth on Schedule 3.21(e) is a list of all authorizations, consents, approvals, franchises, licenses and permits required by any Person (other than a Governmental Authority) for the operation of the business of the Company as presently operated (the "OTHER PERSON AUTHORIZATIONS"). All of the Other Person Authorizations have been duly issued or obtained and are in full force and effect, and the Company is in compliance with the terms of all the Other Person Authorizations. The Company does not have any knowledge of any facts which could reasonably be expected to cause it to believe that the Other Person Authorizations will not be renewed by the appropriate Person in the ordinary course. Each of the Other Person Authorizations will continue in full force and effect after the Closing, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or (ii) the consent, approval, or act of, or the making of any filings with, any Person.

         3.22 TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 3.22 and except for normal advances to employees consistent with past practices, payment of compensation for employment to employees consistent with past practices, and participation in scheduled Plans or Benefit Programs and Agreements by employees, since December 31, 1997, the Company has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with, or engaged in any other significant transaction with any of the Shareholders or any other officer, director, shareholder or option holder of the Company or any of their respective Affiliates. Except as set forth on
Schedule 3.22, none of the Shareholders nor any Affiliate of the Company is indebted to the Company for money borrowed or other loans or advances, and, except for accrued compensation to employees consistent with past practices, the Company is not indebted to any such Affiliate.

         3.23 OTHER INFORMATION. The information furnished by the Company to Buyer pursuant to this Agreement (including, without limitation, information contained in the exhibits hereto, the Schedules identified herein, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by the Shareholders and/or the Company at or prior to the Closing), taken as a whole, is not, nor at the Closing will be, false or misleading in any material respect, or contains, or at the Closing will contain, any misstatement of material fact, or omits, or at the Closing will omit, to state any material fact required to be stated in order to make the statements therein not misleading.

         3.24 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. In order to induce the Buyer to enter into this Agreement, and to consummate the transactions contemplated hereby, each Shareholder, severally and not jointly, represents and warrants to the Buyer as follows:

             (a) Such Shareholder has all requisite corporate, partnership or other (as the case may be) right, power and authority to execute and deliver this Agreement and each Collateral Agreement to which it is a party, to perform its obligations under this Agreement and each such Collateral Agreement, and to consummate the transactions contemplated by this Agreement and each such Collateral Agreement. The execution, delivery and performance by such Shareholder of this Agreement and each Collateral Agreement to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, partnership or other (as the case may be) action on the part of such Shareholder.

             (b) Such Shareholder owns of record and beneficially, and has the full power to vote, all of the shares of Buyer capital set forth opposite such Shareholder's name on Schedule 3.3 hereto.

             (c) This Agreement and each Collateral Agreement to which such Shareholder is a party is, or upon its execution and delivery will be, a valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof or thereof.

             (d) Neither the execution, delivery or performance by such Shareholder of this Agreement or any Collateral Agreement to which such Shareholder is a party, nor the consummation by such Shareholder of the transactions contemplated hereby or thereby, nor compliance by such Shareholder with any of the provisions hereof or thereof will (i) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any Authority, in each case applicable to such Shareholder or such Shareholder's assets or properties, or (ii) with or without the passage of time or the giving of notice or both, result in the breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Shareholder pursuant to any instrument or agreement to which such Shareholder is a party or by which such Shareholder or such Shareholder's properties may be bound or affected, except in each case where the violation, conflict, breach or default could not reasonably be expected to delay or otherwise significantly impair the ability of the parties to consummate the transactions contemplated by this Agreement.

             (e) No filing with, and no permit, authorization, consent or approval of any Governmental Authority or any other Person is necessary for the consummation by such Shareholder of the transactions contemplated hereby.

             (f) In evaluating the suitability of an investment in the Buyer, such Shareholder has not relied upon any representations or other information (whether written or oral) from the Buyer, except as expressly set forth herein. Such Shareholder also acknowledges that it has relied solely upon the information contained herein and upon investigations made by it in making the decision to invest in the Buyer.

             (g) SUCH SHAREHOLDER IS AWARE THAT AN INVESTMENT IN THE BUYER INVOLVES A HIGH DEGREE OF RISK AND HAS CAREFULLY CONSIDERED THE RISK FACTORS SET FORTH IN BUYER'S PROSPECTUS, DATED OCTOBER 5, 1999, A COPY OF WHICH HAS BEEN DELIVERED TO SUCH SHAREHOLDER.

             (h) Such Shareholder recognizes that any information furnished by the Buyer does not constitute investment, accounting, tax or legal advice. Moreover, such Shareholder is not relying upon the Buyer with respect to such Shareholder's tax and other economic circumstances in connection with its investment in Buyer. In regard to the tax and other economic considerations related to such investment, such Shareholder has relied on the advice of, or has consulted with, only its own professional advisors.

             (i) Such Shareholder is aware that the Buyer Common Stock being issued in the Merger is being offered and sold by means of an exemption under the Securities Act, as well as exemptions under certain state securities laws for nonpublic offerings, and that it makes the representations, declarations and warranties as contained in this Section 3.24 with the intent that the same shall be relied upon in determining its suitability as a purchaser of such Buyer Common Stock.

             (j) Such Shareholder is an "Accredited Investor" as defined in Rule 501 of Regulation D and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Buyer and of making an informed investment decision.

             (k) Such Shareholder is aware that it cannot sell or otherwise transfer the capital stock of Buyer without registration under applicable state securities laws or without an exemption therefrom, and is aware that it will be required to bear the financial risks of its purchase for an indefinite period of time because, among other reasons, the issuance of Buyer Common Stock pursuant to the Merger has not been registered with the Securities and Exchange Commission (the "SEC") or any regulatory authority of any State and, therefore, cannot be transferred or resold unless subsequently registered under applicable securities laws or an exemption from such registration is available.

             (l) Such Shareholder has at all times been given the opportunity to obtain reasonably requested additional information, to verify the accuracy of the information received and to ask questions of and receive answers from representatives of the Buyer concerning the terms and conditions of such Shareholder's investment in Buyer and the nature and prospects of the Buyer's business.

             (m) Such Shareholder is purchasing the capital stock of Buyer for investment for its own account and, except as may be contemplated by the Registration Rights Agreements referenced in Sections 6.1(e) and (f) hereof, not with a view to or for sale in connection with any distribution of the capital stock of Buyer to or for the accounts of others. Such Shareholder agrees that it will not dispose of the capital stock of Buyer, or any portion thereof or interest therein, unless and until counsel for the Buyer shall have determined that the intended disposition is permissible and does not violate the Securities Act or the rules and regulations of the Commission thereunder, or the provisions of any applicable state securities laws, or any rules or regulations thereunder.

             (n) Such Shareholder recognizes that the purchase of the capital stock of Buyer is a speculative investment and any financial forecasts or other estimates which may have been made by the Buyer and/or other Persons merely represent predictions of future events which may or may not occur and are based on assumptions which may or may not occur. As a consequence, such financial forecasts or other estimates may not be relied upon to indicate the actual results which might be attained.

             (o) Such Shareholder understands and agrees that depending upon its state of residence, a legend in substantially the following form may be placed on all certificates evidencing the Buyer Common Stock being issued in the
Merger:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR ANY APPLICABLE STATE SECURITIES LAWS BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS

SUBSEQUENTLY REGISTERED UNDER THE ACT AND THE [SPECIFIC STATE SECURITIES CODE], IF SUCH REGISTRATION IS REQUIRED.

              ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to the Company and the Shareholders that:

         4.1 CORPORATE EXISTENCE AND QUALIFICATION. Each of Buyer and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified, except where the failure to be so qualified would not, in the aggregate, have a material adverse effect on the business, operations, prospects, properties or financial condition of Buyer (a "BUYER MATERIAL ADVERSE EFFECT").

         4.2 AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by Buyer and Acquisition Sub and each of Buyer and Acquisition Sub has all requisite corporate power and legal authority to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered by it in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. The execution, delivery and performance of this Agreement and the consummation by Buyer and Acquisition Sub of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and Acquisition Sub. This Agreement and each Collateral Agreement to which Buyer or Acquisition Sub is a party constitutes, or upon execution and delivery by Buyer or Acquisition Sub will constitute, the legal, valid and binding obligation of Buyer and Acquisition Sub, as applicable, against them in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

         4.3 NO DEFAULT OR CONSENTS. Subject to the filing of the Certificate of Merger and certain required filings with the SEC and the Nasdaq National Market, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby by Buyer and Acquisition Sub will:

                 (i) violate or conflict with any of the terms, conditions or provisions of Buyer's or Acquisition Sub's Certificate of Incorporation or bylaws;

                 (ii) violate any Legal Requirements applicable to Buyer or Acquisition Sub;

                 (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any Contract or Permit applicable to Buyer or Acquisition Sub;

                 (iv) result in the creation of any lien, charge or other encumbrance on any property of Buyer or Acquisition Sub; or

                 (v) require Buyer or Acquisition Sub to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority, in each case except to the extent that such violation, default, breach or requirement could not reasonably be expected to delay or otherwise significantly impair the ability of the parties to consummate the transactions contemplated hereby.

         4.4 NO PROCEEDINGS. No suit, action or other proceeding is pending or, to Buyer's knowledge, threatened before any Governmental Authority seeking to restrain Buyer or Acquisition from entering into or prohibit their entry into this Agreement or prohibit the Closing, or seeking Damages against Buyer or its properties as a result of the consummation of this Agreement.

         4.5 SEC REPORTS AND FINANCIAL STATEMENTS. The Buyer has filed with the SEC, and has heretofore made available to the Company true and complete copies of, (i) Buyer's Registration Statement on Form S-1 (File No. 333-82793), and
(ii) all forms, reports, schedules, statements and other documents required to be filed by the Buyer under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") or the Securities Act from and after October 5, 1999 (such registration statement, forms, reports, schedules, statements and other documents, including any financial statements or schedules included herein, are referred to as the "BUYER SEC DOCUMENTS"). The Buyer SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of the Company included in the Buyer SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (expect as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which will be material) the consolidated financial position of the Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         4.6 CAPITALIZATION. The authorized capital stock of the Buyer consists of (a) 60,000,000 shares of Buyer Common Stock, of which 16,072,399 shares were issued and outstanding as of December 31, 1999, and (b) 5,000,000 shares of Preferred Stock, $.001 par value share, of which no shares are issued or outstanding. Except for options to purchase an aggregate of 1,136,750 shares of Buyer Common Stock, as of December 31, 1999, there were no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or similar agreements relating to any shares of capital stock of the Buyer. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights, and provided that the representations of the Company and the Shareholders are true, and the Company performs its covenants hereunder, shall be issued pursuant to an exemption from the registration requirements of the Securities Act.

         4.7 ABSENCE OF MATERIAL ADVERSE CHANGE. Since September 30, 1999 there has occurred no event or development which has had or which could reasonably be expected to have a Buyer Material Adverse Effect.

         4.8 INTERIM OPERATIONS OF THE ACQUISITION SUB. The Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

         4.9 LITIGATION. Except as disclosed in the Buyer SEC Documents, there are no claims, actions, suits, investigations or proceedings against the Buyer pending or, to the knowledge of the Buyer, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that could reasonably be expected to have a Buyer Material Adverse Effect.

         4.10 OTHER INFORMATION. The information furnished by the Buyer to the Company pursuant to this Agreement (including, without limitation, the Buyer SEC Documents and the other information contained in the exhibits hereto, the schedules identified herein, the instruments referred to in such schedules and the certificates and other documents to be executed or delivered pursuant hereto by the

Buyer at or prior to the Closing), taken as a whole, is not false or misleading in any material respect, and does not contain any misstatement of material fact or omit to state any material fact required to be stated in order to make the statements therein not misleading.

         4.11 REPRESENTATIONS RELATING TO QUALIFICATION OF THE MERGER AS A TAX-FREE REORGANIZATION.

             (a) Buyer (i) is not an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with or into any other corporation or entity, or to sell or otherwise dispose of the stock of the Surviving Corporation or to cause the Surviving Corporation to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger, disposition is described in Section 368(a)(2)(C) of the Code or Section 1368-2(k) of the Treasury Regulations; and
(iii) has no present plan or intention, following the Merger, to cause the Surviving Corporation to issue any additional shares of its stock or to create any new class of stock of the Surviving Corporation.

             (b) Acquisition Sub is a wholly owned subsidiary of Buyer, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

             (c) Immediately prior to the Merger, the Buyer will be in control of Acquisition Sub within the meaning of Section 368(c) of the Code.

             (d) Neither Buyer nor its Affiliates have a present plan or intention to reacquire any of the Buyer Common Stock issued in the Merger.

             (e) Following the Merger, the Surviving Corporation will continue the Company's historic business or use a significant portion of the Company's historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

                    ARTICLE V. - OBLIGATIONS PRIOR TO CLOSING

         From the date of this Agreement through the Closing:

         5.1 BUYER'S ACCESS TO INFORMATION AND PROPERTIES. The Company shall permit Buyer and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the books, records, employees, counsel, accountants, engineers and other representatives of the Company at all times reasonably requested by Buyer for the purpose of conducting an investigation of the Company's financial condition, corporate status, operations, prospects, business and Properties. The Company shall make available to Buyer for examination and reproduction all documents and data of every kind and character relating to the Company in possession or control of, or subject to reasonable access by, the Company, including, without limitation, all files, records, data and information relating to the Properties (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto. Also, upon the reasonable request of Buyer the Company shall allow Buyer access to, and the right to inspect, the Properties, except to the extent that such Properties are operated by an unaffiliated third-party operator, in which case the Company shall use all reasonable efforts to cause the operator of such Properties to allow Buyer access to, and the right to inspect, such Properties.

         5.2 COMPANY'S CONDUCT OF BUSINESS AND OPERATIONS. The Company shall keep Buyer advised as to all material operations and proposed material operations relating to the Company. The Company shall (a) conduct its business in the ordinary course, (b) use all reasonable efforts to keep available the services of present employees, (c) maintain and operate its Properties in a good and workmanlike manner, (d) pay or cause to be paid all costs and expenses (including but not limited to insurance premiums) incurred in connection with the maintenance and operation of its Properties in a timely manner, (e) use reasonable efforts to keep all Contracts listed or required to be listed on Schedule 3.13 in full force and effect, (f) comply in all material respects with all of the covenants contained in all Contracts listed or required to be listed on Schedule 3.13, (g) maintain in force until the Closing Date insurance policies (subject to the provisions of Section 5.7) equivalent to those in effect on the date hereof, (h) comply in all material respects with all applicable Legal Requirements, and (i) except as otherwise contemplated in this Agreement, use all reasonable efforts to preserve the present relationships of the Company with persons having significant business relations therewith.

         5.3 GENERAL RESTRICTIONS. Except as otherwise expressly permitted in this Agreement, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, the Company shall not:

                 (i) declare, set aside or pay any dividends, or make any distributions or other payments in respect of its equity securities, or repurchase, redeem or otherwise acquire any such securities;

                 (ii) merge into or with or consolidate with, any other corporation or acquire the business or assets of any Person (other than purchases of assets in the ordinary course of business consistent with past practice);

                 (iii) purchase any securities of any person;

                 (iv) amend its charter or bylaws;

                 (v) issue any capital stock or other securities (other than upon the exercise of presently outstanding Company Options or Company Warrants), or grant, or enter into any agreement to grant, any options, convertibility rights, warrants, calls or similar rights or agreements relating to its securities;

                 (vi) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any Funded Indebtedness, or make any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

                 (vii) except as required by law, make any change in any existing election, or make any new election, with respect to any tax law in any jurisdiction which election could reasonably be expected to have an adverse effect on the tax treatment of the Company or the Company's business operations;

                 (viii) enter into, amend or terminate any agreement listed or, if in effect on the date hereof, required to be listed on Schedule 3.13;

                 (ix) sell, transfer, lease, mortgage, encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or
(ii) pursuant to any agreement specified in Schedule 3.13;

                 (x) settle any material claim or litigation, or file any material motions, orders, briefs or settlement agreements in any proceeding before any Governmental Authority or any arbitrator;

                 (xi) other than in the ordinary course of business consistent with past practices, incur or approve, or enter into any agreement or commitment to make, any expenditures in excess of $25,000 (other than those required pursuant to any agreement specified in Schedule 3.13);

                 (xii) maintain its books of account other than in the usual, regular and ordinary manner in accordance with GAAP and on a basis consistent with prior periods or, except as required by GAAP, make any change in any of its accounting methods or practices;

                 (xiii) make any material change, whether written or oral, to any agreement or understanding with any of the suppliers or customers listed or required to be listed on Schedule 3.19;

                 (xiv) accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when they would have been collected in the ordinary course of business consistent with past practices;

                 (xv) delay or accelerate payment of any accrued expense, trade payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practices;

                 (xvi) allow its levels of inventory to vary in any material respect from the levels customarily maintained (taking into account seasonality);

                 (xvii) adopt any Plan or Benefit Program or Agreement or increase the compensation payable to any employee (including, without limitation, any increase pursuant to any bonus, profit-sharing or other incentive plan or commitment);

                 (xviii) engage in any material activity or transaction outside the ordinary course of business;

                 (xix) enter into any transaction or make any commitment which could reasonably be expected to result in any of the representations, warranties or covenants of the Company and/or Shareholders contained in this Agreement not being true and correct in all material respects after the occurrence of such transaction or event; or

                 (xx) commit to do any of the foregoing.

         5.4 NOTICE REGARDING CHANGES. The Company shall promptly inform Buyer in writing of any change in facts and circumstances of which it becomes aware that could reasonably be expected to render any of the representations and warranties made herein by the Company and/or any of the Shareholders inaccurate or misleading in any material respect if such representations and warranties had been made upon the occurrence of the fact or circumstance in question. Buyer shall promptly inform the Company in writing of any change in facts and circumstances that could reasonably be expected to render any of the representations and warranties made herein by it inaccurate or misleading in any material respect if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

         5.5 PREFERENTIAL PURCHASE RIGHTS. To the extent there are any parties entitled or who may become entitled to exercise preferential purchase or consent rights with respect to the transactions contemplated hereby, the Company shall promptly use all reasonable efforts to obtain the agreement in writing of such parties to waive or not exercise such rights, which request shall be in form reasonably satisfactory to and approved by Buyer.

         5.6 ENSURE CONDITIONS MET. Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable commercial efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable Legal Requirements in order to consummate the transactions contemplated hereby, including, without limitation, (i) obtaining all Permits, authorizations, consents and approvals of any Governmental Authority or other person which are required for or in connection with the consummation of the transactions contemplated hereby and by the Collateral Agreements, (ii) taking any and all reasonable actions necessary to satisfy all of the conditions to each party's obligations hereunder as set forth in Article VI, and (iii) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing.

         5.7 TERMINATION OF INSURANCE POLICIES. The Company shall take all actions necessary or appropriate to cause any and all insurance coverage currently carried by or for the benefit of the Company to remain in full force and effect; provided, however, that the Company shall cooperate with Buyer to cause termination as of the Closing Date of the insurance coverage identified in writing for this purpose by Buyer to the Company and, to the extent permissible under such policies, the Company shall take all reasonable actions necessary to discharge any and all liabilities or obligations of the Company arising with respect to any such coverage that is to be terminated hereunder.

         5.8 STOCKHOLDER APPROVAL.

             (a) The Company agrees to promptly (and in no event later than two business days after the date hereof) provide the Shareholders, and each of the Shareholders severally agrees to promptly execute and deliver to the Company, in accordance with Section 228 of the Corporation Law, a written consent sufficient to constitute the Company Stockholder Approval.

             (b) The Company agrees to promptly provide to all stockholders of the Company other than the Shareholders (the "NON-CONSENTING STOCKHOLDERS"), in accordance with Section 228(d) of the Corporation Law, notice of the action contemplated by Section 5.8(a) hereof (the "NOTICE OF MERGER").

             (c) The Company shall provide the Shareholders and the Non-Consenting Stockholders all information and documents required by the Corporation Law, as well as all information and documents necessary or reasonably requested by Buyer, including copies of the Buyer SEC Documents and the other information required by Rule 502(b)(2) of the Securities Act (the "Disclosure Statement"), to ensure that neither the Company Stockholder Approval nor Buyer's issuance of Buyer Common Stock pursuant to the Merger requires registration under applicable Federal or stock securities laws. In addition, the Company warrants and agrees that none of the information included in the Disclosure Statement will at the time the Disclosure Statement is first mailed to the Company's stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that, so long as such information is limited to the Buyer SEC Documents, copies of which shall be included with the Disclosure Statement, the Company shall not be responsible for the accuracy or completeness of any information with respect to Buyer (it being the parties' intent and agreement that the Company shall provide all required Disclosure Statement disclosures with respect to the Company and the transactions contemplated hereby).

             (d) If and only if the preceding provisions of this Section 5.8 are not sufficient to obtain the Company Stockholder Approval, the Company shall, as soon as practicable, duly call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDER MEETING") for the purpose of obtaining the Company Stockholder Approval. The Company shall, through its Board of Directors, recommend to its stockholders that the Company Stockholder Approval be given. The Company shall, at the request of Buyer, solicit from holders of Shares entitled to vote at the Stockholder Meeting proxies in favor of the Company Stockholder Approval and shall take all other action reasonably necessary or, in the judgment of Buyer, helpful to secure the vote or consent of such holders required by the Corporation Law or this Agreement to effect the Merger.

             (e) The Shareholders, severally and not jointly, hereby agree that, from and after the date hereof and until this Agreement shall have been terminated, at any meeting of the holders of the Company Stock, however called, or in connection with any written consent of the holders of Company Stock, such Shareholder shall vote (or cause to be voted) such Shareholder's Shares in favor of adoption and approval of this Agreement and the Merger and the approval of the terms thereof and each of the other actions contemplated by this Agreement. Each of the Shareholders also severally agrees during such period:

                 (i) not to enter into any agreement or understanding with any Person to vote in any manner inconsistent herewith;

                 (ii) not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Shares, or any Shares acquired after the date hereof, or any interest in any of the foregoing, except to Buyer, (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or any interest in any of the foregoing, except to Buyer or Acquisition Sub or as otherwise provided herein; or

                 (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing, disabling, restricting, limiting or interfering with the Shareholder's performance of such Shareholder's obligations under this Agreement; and (iii) that the obligations hereunder shall attach to such Shareholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Shareholder's heirs, guardians, administrators or successors.

         5.9 EMPLOYEE MATTERS.

             (a) The Company shall take all actions necessary or appropriate to cause each Plan or Benefit Program or Agreement in effect on the date of this Agreement to remain in full force and effect through Closing.

             (b) The Company shall permit Buyer to contact and make arrangements with the Company's employees for the purpose of assuring their employment by the Company or the Surviving Corporation after the Closing and for the purpose of ensuring the continuity of the Company's business, and the Company agrees not to discourage any such employees from consulting with Buyer.

         5.10 CAPITALIZATION UPDATE. Immediately prior to the Closing, the Company shall deliver to Buyer a true, correct and complete schedule of all outstanding Company Stock, Company Options and Company Warrants showing all information required to be set forth on Schedule 3.3.

         5.11 ENVIRONMENTAL ASSESSMENT. As part of its general due diligence review of the assets, properties, books and records of the Company, Buyer shall be entitled at its expense to conduct prior to Closing an environmental assessment of the Company's Owned Premises and/or Leased Premises (hereinafter referred to as "ENVIRONMENTAL ASSESSMENT"). The Environmental Assessment may include, but not be limited to, a physical examination of the Premises and any structures, facilities or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records (including but not limited to, off-site disposal records and manifests), documents and licenses of the Company. The Company shall, and shall cause its landlord(s) to, provide Buyer or its designated agents or consultants with the access to such property which Buyer, its agents or consultants require to conduct the Environmental Assessment, and Buyer shall provide the Company and such landlord(s) with reasonable indemnification protections in connection with such Environmental Assessment. Buyer's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Company under this Agreement.

         5.12 SURVEY. The Company will cooperate with Buyer if Buyer elects in its sole discretion to obtain at Buyer's expense an as-built plat or survey of the Company's Owned Premises and/or Leased Premises (the "SURVEY") prepared by a registered land surveyor or engineer, licensed in the state in which such property is located, dated on or after the date hereof, certified to Buyer, and such other entities as Buyer may designate in writing to the Company prior to the Closing, and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys. The Survey shall show access from the land to dedicated roads and shall include a flood plain certification. The Survey may be a recertification of a prior survey; provided, that it meets the above-described criteria.

         5.13 PAYOFF AND ESTOPPEL LETTERS. At least three business days prior to the Closing Date, the Company will provide the Buyer with customary pay-off letters from all holders of Funded Indebtedness (other than capital leases and accrued bonuses), and make arrangements reasonably satisfactory to the Buyer for such holders to provide to the Company recordable form lien releases, canceled notes, trademark and patent assignments and other documents reasonably requested by the Buyer. The Company represents and warrants to Buyer that all Contracts evidencing its Funded Indebtedness are set forth and expressly designated as such (with an asterisk) on Schedule 3.13 hereto.

         5.14 NO SHOP. From the date of this Agreement until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement, the Company and the Shareholders shall not, and the Company shall cause the Company's officers, directors, employees and other agents not to, directly or indirectly, take any action to solicit, initiate or encourage any offer or proposal or indication of interest in (x) the acquisition of the Company through a merger, consolidation or other business combination, or (y) the sale of any equity interest in, or a substantial portion of the assets of the Company, in each case other than in connection with the transactions contemplated by this Agreement. The Company shall immediately advise the Buyer of the terms of any offer, proposal or indication of interest that it receives or otherwise becomes aware of.

          ARTICLE VI. - CONDITIONS TO COMPANY'S AND BUYER'S OBLIGATIONS

         6.1 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to carry out the transactions contemplated by this Agreement are subject, at the option of the Company, to the satisfaction or waiver of the following conditions:

             (a) Buyer and Acquisition Sub shall have furnished the Company with a certified copy of all necessary corporate action on its behalf approving its execution, delivery and performance of this Agreement.

             (b) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing as though made at and as of Closing, and Buyer and Acquisition Sub shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Buyer or Acquisition Sub at or prior to the Closing.

             (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by the Company or any of Shareholders) shall be pending or threatened before any Governmental Authority seeking to restrain the Company or prohibit the Closing or seeking Damages against the Company as a result of the consummation of this Agreement.

             (d) The Company shall have received the opinion of Greenberg Traurig, LLP, counsel to Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect of Sections 4.1,
4.2 and 4.3(i). In rendering such opinion, Greenberg Traurig, LLP, may rely as to factual matters on certificates of officers and directors of Buyer and on certificates of governmental officials.

             (e) The Buyer shall have executed and delivered to the Designated Executives the Registration Rights Agreement in the form attached hereto as EXHIBIT B.

             (f) The Buyer shall have executed and delivered to each stockholder of the Company who executes such agreement (other than the Designated Executives and Non-Electing Holders) the Registration Rights Agreement in the form attached hereto as EXHIBIT C (the "Registration Rights Agreement")

             (g) The Buyer shall have granted a Buyer Stock Option and agreed to pay the required cash to each holder of a Company Option who executes and performs an Option Substitution Agreement.

             (h) The Merger shall have been approved by the requisite vote of the Company's stockholders in accordance with the Corporation Law and the Company's Certificate of Incorporation.

             (i) No Governmental Entity or other regulatory body (including any court of competent jurisdiction) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, or any final and nonappealable ruling, permanent injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, materially restricting or in any way preventing or prohibiting the Merger or the transactions contemplated by this Agreement; provided, however, that the Company shall have used reasonable efforts (subject to the other terms and conditions of this Agreement) to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered prior to it having become final and nonappealable.

             (j) Except for matters heretofore disclosed to the Shareholders' Representative, since September 30, 1999 and up to and including the Closing, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or could reasonably be expected to have a Buyer Material Adverse Effect.

             (k) All proceedings to be taken by Buyer in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, and the Company and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

             (l) The Merger Shares shall have been approved for quotation on the Nasdaq National Market.

             (m) The Company shall have received the opinion of Hale and Dorr, LLP, in form and substance reasonably satisfactory to it, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Sections 368(a) of the Code and that the Company, Buyer and Acquisition Sub will be parties to the reorganization within the meaning of
Section 368(b) of the Code.

         6.2 CONDITIONS TO OBLIGATIONS OF BUYER AND ACQUISITION SUB. The obligations of Buyer and Acquisition Sub to carry out the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction, or waiver by Buyer, of the following conditions:

             (a) The Company shall have furnished Buyer with a certified copy of all necessary corporate action on its behalf approving the Company's execution, delivery and performance of this Agreement.

             (b) All representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing as though made at and as of Closing, and the Company and the Shareholders shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by them at or prior to the Closing.

             (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Buyer or Acquisition Sub) shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or Acquisition Sub or prohibit the Closing or seeking

Damages against Buyer, Acquisition Sub or the Company or its Properties as a result of the consummation of this Agreement.

             (d) The Buyer shall have received the opinion of Hale and Dorr, LLP, counsel to the Company ("COMPANY Counsel"), dated as of the Closing Date, addressed to the Buyer and in form and substance reasonably satisfactory to the Buyer, to the effect set forth on EXHIBIT D hereto. In rendering such opinion, Company Counsel may rely as to factual matters on certificates of officers, directors and shareholders of the Company and on certificates of governmental officials.

             (e) Except for matters disclosed in Schedule 3.9(a) or 3.9(b) attached hereto, since the Balance Sheet Date and up to and including the Closing, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or could reasonably be expected to have a material adverse effect on the Company's business, operations, prospects, Properties or financial condition.

             (f) All agreements, commitments and understandings between the Company and any Shareholder (or any other Affiliate of the Company or any such Shareholder) shall have been terminated in all respects on terms satisfactory to Buyer, and all obligations, claims or entitlements thereunder shall be unconditionally waived and released by the Shareholders and such Affiliates and written evidence thereof satisfactory in form and substance to Buyer shall have been delivered to Buyer; provided, however, that the Specified Advisory Agreements shall remain in full force and effect subsequent to Closing.

             (g) All proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

             (h) Buyer shall have received written evidence, in form and substance reasonably satisfactory to Buyer, of the consent to the transactions contemplated by this Agreement of all governmental, quasi-governmental and private third parties (including, without limitation, persons or other entities leasing real or personal property to the Company) where the absence of any such consent would result in a material violation of law or a breach or default under any Contract listed or required to be listed on Schedule 3.13.

             (i) The Merger shall have been approved by the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Company Stock.

             (j) No Governmental Entity or other regulatory body (including any court of competent jurisdiction) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, or any final and nonappealable ruling, permanent injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, materially restricting or in any way preventing or prohibiting the Merger or the transactions contemplated by this Agreement; provided, however, that Buyer shall have used reasonable efforts (subject to the other terms and conditions of this Agreement) to prevent the entry of any such injunction or other order that may be entered prior to it having become final and nonappealable.

             (k) No proceeding in which the Company shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

             (l) The Buyer shall have received copies of "payoff" or "estoppel" letters or other evidence, reasonably satisfactory to it, with respect to all Funded Indebtedness of the Company and, subject to Buyer's payment of all amounts reflected thereon, the termination of any and all Liens that encumber the Company's Properties pursuant thereto.

             (m) The holders of not more than one percent (1%) of the outstanding shares of the Company's Common stock shall have made a demand for appraisal in accordance with the provisions of Section 262 of the Corporation Law.

             (n) The Designated Executives shall have executed and delivered to Buyer Employment Agreements in the forms attached hereto as EXHIBITS E-1, E-2, E-3, E-4, E-5 and E-6, as applicable.

             (o) Each of the Key Employees (as hereinafter defined) shall have executed and delivered to Buyer an Employee Confidentiality, Non-Competition and Invention Assignment Agreement in the form attached as EXHIBIT F.

             (p) Each Shareholder shall have exercised all of its or his Company Warrants in full, and Buyer shall not be obligated to grant Substitute Warrants which, if exercised, would require Buyer to issue more than 9,027 shares of Buyer Common Stock.

             (q) The Shareholders shall have executed and delivered to the Buyer the Escrow Agreement in the form attached hereto as EXHIBIT G (the "ESCROW AGREEMENT").

             (r) Buyer shall have received reasonable assurance that it will be able to obtain, not later than thirty (30) days after the Effective Time, all audited historical and unaudited pro forma Financial Statements with respect to the Company, if any, together with (i) any required consent of the Company's independent public accountants that could reasonably be expected to be required to be included in a Buyer Current Report on Form 8-K, and (ii) an agreement from such accountants to provide a comparable consent with respect to each other Buyer SEC filing in which it is required.

             (s) Buyer shall have received the opinion of Greenberg Traurig, P.A., in form and substance reasonably satisfactory to it, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Sections 368(a) of the Code and that the Company, Buyer and Acquisition Sub will be parties to the reorganization within the meaning of
Section 368(b) of the Code.

                     ARTICLE VII. - POST-CLOSING OBLIGATIONS

         7.1 FURTHER ASSURANCES. Following the Closing, the Company, the Shareholders and the Buyer shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any Properties or rights of the Company, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the Company, in the name of and on behalf of the Company as appropriate, to execute and deliver any and all things necessary or proper to vest or perfect or confirm title to such Properties or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

         7.2 PUBLICITY. None of the parties hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by each of the other parties, except as required by law (in which case, so far as possible, there shall be consultation among the parties prior to such announcement), and the parties shall endeavor jointly to agree on the text of any announcement or circular so approved or required.

         7.3 POST-CLOSING INDEMNITY .

             (a) Subject to the provisions of the Escrow Agreement and Section
9.1 hereof, from and after the Closing, the holders of Buyer Stock Options and the stockholders of the Company immediately prior to the Effective Time (collectively the "SELLERS") shall severally indemnify and hold harmless Buyer and its Affiliates, directors, officers and employees from and against any and all Damages incurred or suffered arising out of, resulting from or in any way related to (i) a breach of, or the failure to perform or satisfy, any of the representations, warranties, covenants and agreements made by the Company in this Agreement, and/or (ii) the contingent and other liabilities described in part II of Schedule 3.8(b), but only to the extent that the Surviving Corporation and/or Buyer incurs liabilities greater than the reserve therefor reflected on the December 31, 1999 Balance Sheet included in the 1999 Financials (as hereinafter defined). Any payment made to Buyer pursuant to the indemnification obligations under this Section 7.3(a) shall constitute a reduction in the Purchase Price hereunder.

             (b) Each Shareholder severally agrees to indemnify and hold harmless Buyer and its Affiliates, directors, officers and employees from and against any and all Damages incurred or suffered arising out of, resulting from or in any way related to a breach of, or the failure to perform or satisfy, any of the representations, warranties, covenants and agreements made by such Shareholder in this Agreement.

             (c) Following receipt of the audited financials for the Company as of and for the year ended December 31, 1999 (the "1999 FINANCIALS"), which shall be prepared in accordance with GAAP and certified by Arthur Andersen LLP, there shall be released to Buyer some or all of the Escrow Account (as defined in the Escrow Agreement) having a Fair Market Value (as defined in the Escrow Agreement) equal to the sum of (i) the excess, if any, of $60,525,749 over the 1999 net revenues of the Company reflected in the 1999 Financials, PLUS (ii) if positive, the product of (A) five (5) MULTIPLIED BY (B) the excess, if any, of $8,703,758 over the Company's stockholders' equity (computed in accordance with GAAP) reflected in the 1999 Financials.

         7.4 NON-SOLICITATION AND NON-DISCLOSURE.

             (a) GENERAL. In consideration of the Buyer's payments and deliveries pursuant to the Merger, and in order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each Shareholder hereby covenants and agrees as follows:

                 (i) Without the prior consent of Buyer, such Shareholder shall not for a period of two (2) years from the Closing Date, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, (i) attempt to employ or enter into any contractual arrangement with any Designated Executive, unless such Designated Executive has not been employed by the Company for a period in excess of six (6) months, and/or (ii) divert or take away or attempt to divert or take away the business or prospects of any of the actual or targeted prospective customers or clients of the Company, nor shall such Shareholder make known the names and addresses of such customers or any information relating in any manner to the Company's trade or business relationships with such customers.

                 (ii) Such Shareholder shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information pertaining to the Company. Any Confidential Information or data now known or hereafter acquired by such Shareholder with respect to the Company shall be deemed a valuable, special and unique asset of the Company that is received by such Shareholder in confidence and as a fiduciary, and such Shareholder shall remain a fiduciary to the Company with respect to all of such information.

             (b) INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach or violation by a Shareholder of any or all of the covenants and agreements contained in this Section 7.4 may cause irreparable harm and damage to Buyer in a monetary amount which may be virtually impossible to ascertain. As a result, each Shareholder recognizes and hereby acknowledges that Buyer shall be entitled to seek an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the covenants and agreements contained in this Section 7.4 by such Shareholder and/or his associates, Affiliates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Buyer may possess hereunder, at law or in equity. Nothing contained in this Section 7.4 shall be construed to prevent Buyer from seeking and recovering from a Shareholder under Section 7.3 Damages sustained by it as a result of any breach or violation by such Shareholder of any of the covenants or agreements contained herein.

         7.5 CERTAIN EMPLOYEE BENEFIT MATTERS.

             (a) During the period commencing on the Closing Date and ending on December 31, 2000, Buyer shall, or shall cause the Surviving Corporation to, provide employee benefits that in the aggregate are not substantially less favorable than the employee benefit plans, programs, contracts and arrangements of the Company as in effect immediately prior to the Effective Time and that are described on Schedule 3.7(a) or Schedule 3.7(c); provided, however, that Buyer and the Surviving Corporation shall not be required to provide employee benefits in respect of stock options, stock purchase rights, restricted stock, phantom stock or other stock-based compensation. From and after the Effective Time, Buyer shall cause Surviving Corporation to honor, in accordance with their terms, all contracts, arrangements and plans of the Company in accordance with such terms that are applicable to any employees of the Company and that are described on Schedule 3.7(a) or Schedule 3.7(c).

             (b) To the extent that service is relevant for purposes of eligibility, participation or vesting under any employee benefit plan, program or arrangement established or maintained by the Company described on Schedule 3.7(a) or Schedule 3.7(c), employees of the Surviving Corporation shall be credited with service accrued prior to the Effective Time with the Company to the extent such service was recognized by the Company under such plans.

         7.6 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             (a) The Buyer shall not, for a period of three years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Incorporation or Bylaws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

             (b) During the three-year period commencing on the Effective Time, the Buyer agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Executives") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law (and the Buyer and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

             (c) The rights of a director or officer to indemnification and advancement of expenses under this Section 7.6 shall not be deemed exclusive of any other rights such director or officer may, at any time, be entitled to under applicable Legal Requirements, any charter or bylaw provision, any agreement or otherwise.

         7.7 REGISTRATION RIGHTS AGREEMENT. Buyer agrees to execute and deliver the Registration Rights Agreement to each former stockholder of the Company (other than the Designated Executives and

Non-Electing Holders) who executes and delivers such agreement to Buyer within thirty (30) days after the Closing.

         7.8 TAX-RELATED COVENANTS. From and after the date hereof, none of the Buyer, Acquisition Sub or the Company will knowingly take any action or fail to take action which would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                           ARTICLE VIII. - TAX MATTERS

         8.1 REPRESENTATIONS AND OBLIGATIONS REGARDING TAXES. The Company represents and warrants to and agrees with the Buyer that, except as set forth on Schedule 8.1:

             (a) The Company has filed all Tax Returns that it was required to file, taking into account any extension of time granted or obtained on behalf of the Company. All such Tax Returns were correct and complete in all respects. All Taxes that are required to have been paid by the Company (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. The Company has not received notice from any taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due.

             (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

             (c) There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any taxing authority in writing or
(ii) as to which any of the directors or officers (or employees responsible for Tax matters) of the Company has actual knowledge based upon personal contact with any agent of such taxing authority. Schedule 8.1 lists all Federal, state, local and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit or in respect of which any written or unwritten notice of any audit or examination has been received by the Company. No issue relating to Taxes has been raised in writing by a taxing authority during any pending audit or examination, and no issue relating to Taxes was raised in writing by a taxing authority in any completed audit or examination, that reasonably can be expected to recur in a later taxable period. The Company has delivered to Buyer correct and complete copies of all Federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 1996.

             (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (e) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has disclosed on its Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal income Tax within the meaning of Section 6662 of the Code. The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of an Affiliated Group filing a consolidated Federal income Tax Return and (ii) has no liability for the Taxes of any Person under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

             (f) The unpaid Taxes of the Company did not, as of December 31, 1999, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the December 31, 1999 balance sheet included with the Financial Statements attached as Schedule 3.8(a) (rather than in any notes thereto).

             (g) The Company shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign tax law.

             (h) The Company is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for Federal income tax purposes.

             (i) The Company has not entered into any sale leaseback or leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

             (j) The Company was an S corporation (within the meaning of Section 1361(a)(1) of the Code) from inception until April 1, 1995 and has been a C corporation since April 1, 1995. With respect to the period the Company was an S corporation, (i) the Company had filed a timely and valid election to be an S corporation and was validly electing S corporation, for Federal income tax purposes, (ii) the Company was a validly electing S corporation for purposes of all state and local income and franchise tax purposes in each state and locality in which the election of the Company was or could be relevant, and the Company was not subject to income or franchise tax by any state or local taxing authority; and (iii) no taxing authority at any time has challenged or questioned the status of the Company as an S corporation for any purpose.

             (k) All material elections with respect to Taxes affecting the Company are disclosed or attached to a Tax Return of the Company.

             (l) All private letter rulings issued by the Internal Revenue Service to the Company (and any corresponding ruling or determination of any state, local or foreign taxing authority) have been disclosed on Schedule 8.1, and there are no pending requests for any such rulings (or corresponding determinations).

             (m) The Company shall grant to Buyer or its designees access at all reasonable times to all of the Company's books and records (including tax workpapers and returns and correspondence with tax authorities), including the right to take extracts therefrom and make copies thereof, to the extent such books and records relate to taxable periods ending on or prior to or that include the Closing Date. Buyer shall (i) grant to Shareholders access at all reasonable times to all of the Company's books and records (including tax workpapers and returns and correspondence with tax authorities), including the right to take extracts therefrom and make copies thereof, to the extent that such books and records relate to the operations of the Company during taxable periods ending on or prior to or that include the Closing Date, and (ii) otherwise cooperate with Shareholders in connection with any audit of Taxes that relate to the business of the Company prior to Closing.

             (n) Neither the Company nor any of the Shareholders has taken or will take any action that could result in a deemed election under section 338 of the Code with respect to the Merger.

             (o) The Company has not made any distributions to its stockholders, in redemption of its stock, through a spin-off or split-off or otherwise (except for regular, normal dividends) within the preceding twelve (12) months.

             (p) As used in this Agreement, "AFFILIATED GROUP" means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law; "TAX" means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and "TAXES" means any or all of the foregoing collectively; and "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

             (q) In the Merger, the Company will transfer to Acquisition Sub at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, the following assets will be treated as assets held by the Company immediately prior to the Merger but not held by Acquisition Sub subsequent to the Merger: (i) assets disposed of by the Company (other than assets transferred from the Company to Acquisition Sub in the Merger) prior to the Merger in contemplation thereof (including, without limiation, any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with the Buyer regarding the Merger); (ii) assets used by the Company to pay stockholders perfecting dissenters' rights or stockholders receiving cash in lieu of a fractional share of Buyer Common Stock, or to pay other expenses or liabilities incurred in connection with the Merger; and (iii) assets used to make distribution, redemption or other payments in respect of Company Stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

             (r) The liabilities of the Company to be assumed by Acquisition Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

             (s) There is no intercorporate indebtedness existing between Buyer and the Company that was issued, acquired or will be settled at a discount.

             (t) The Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

             (u) The Company is not under the jurisdiction of a court in Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

             (v) The fair market value of the assets of the Company transferred to Acquisition Sub pursuant to the Merger will equal or exceed the sum of the liabilities assumed by Acquisition Sub, plus the amount of liabilities, if any, to which the transferred assets are subject.

         8.2 INDEMNIFICATION FOR TAXES. Subject to the provisions of the Escrow Agreement (if applicable) and Section 9.1 hereof, the Sellers shall severally indemnify and hold harmless Buyer and its Affiliates, including, after the Closing, the Surviving Corporation (each herein sometimes referred to as an "INDEMNIFIED TAXPAYER") from and against all Damages incurred or suffered arising out of, resulting from or in any way related to any misrepresentation or breach of any representation, warranty or obligation set forth in this Article VIII.

                           ARTICLE IX. - MISCELLANEOUS

         9.1 LIMITATION ON LIABILITY.

             (a) The representations, warranties, agreements, and indemnities of the Company and the Shareholders set forth in this Agreement or in connection with the transactions contemplated hereby shall survive the Closing except as expressly provided in Section 9.1(b).

             (b) The Sellers shall have no liability under the agreement to indemnify under Section 7.3(a) and 8.2 against breaches of the provisions of Sections 3.5 (clauses (ii), (iii), (iv) and (v)), 3.6, and 3.8 through 3.23 (collectively the "BUSINESS REPRESENTATIONS"), in each case unless the Shareholders' Representative receives notice in writing from Buyer of Buyer's claim under said indemnity on or before the one-year anniversary of the Closing Date. The Sellers shall have no liability under the agreement to indemnify under
Section 7.3(a) against breaches of the provisions of Sections 3.1 through 3.4, clause (i) of 3.5 and 3.7 in each case unless the Shareholders' Representative receives notice in writing from Buyer of Buyer's claim under said indemnity on or before the three-year anniversary of the Closing Date. The Shareholders shall have no liability under the agreement to indemnify under Section 7.3(b) against breaches of the provisions of Section 3.24 unless the Shareholders' Representative receives notice in writing from Buyer of Buyer's claim under said indemnity on or before the three-year anniversary of the Closing Date. Said limitations shall not apply to any breaches of or obligations to comply with any of the other provisions of this Agreement, regardless of whether such breach or obligation also constitutes a breach or obligation under any of the provisions specifically listed in this Section 9.1(b).

             (c) (i) The Sellers shall be obligated to indemnify as and to the extent set forth in Section 7.3(a) and 8.2 of this Agreement only if the aggregate of all of their liability under such indemnity obligations exceeds $250,000, it being understood that such $250,000 figure is to serve as a "trigger" for the indemnification and then only to the extent such aggregate exceeds $100,000 (for example, if the indemnity claims for which the Sellers would, but for the provisions of this paragraph (c)(i), be liable aggregate $251,000, the Sellers would then be liable for $151,000, and not just $1,000). In addition, in no event shall the aggregate indemnification liability of the Sellers with respect to the Business Representations exceed the Escrow Account.

                 (ii) A representation shall not be deemed to be breached hereunder unless, as a result thereof, the Indemnified Party (as hereinafter defined) incurs or suffers Damages of at least $10,000, if being understood that such $10,000 figure is to serve as a "trigger" for indemnification (for example, if an Indemnified Party incurs or suffers Damages of $11,000, the Indemnified Party would be entitled (subject to the other limitations of this Section 9.1) to seek indemnification for the full $11,000, and not just $1,000).

             (d) For purposes of this Section 9.1(d), a party making a claim for indemnity under Section 7.3 or 8.2 is hereinafter referred to as an "INDEMNIFIED PARTY" and the party against whom such claim is asserted is hereinafter referred to as the "INDEMNIFYING PARTY." All claims by any Indemnified Party under
Section 7.3 or 8.2 hereof shall be asserted and resolved initially in accordance with the Escrow Agreement and, after termination thereof or to the extent not inconsistent therewith, in accordance with the following provisions. If any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party is asserted against or sought to be collected from such Indemnified Party by such Indemnified Party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand stating with reasonable specificity the circumstances of the Indemnified Party's claim for indemnification; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or to the extent that any applicable period set forth in Section 9.1(b) has expired without such notice being given. After receipt by the Indemnifying Party of any notice seeking indemnification for Damages arising from a claim, suit or action by a person not a party to this Agreement (a "THIRD PARTY CLAIM"), then upon reasonable notice from the Indemnifying Party to the Indemnified Party, or upon the request of the Indemnified Party, the Indemnifying Party shall defend, manage and conduct any proceedings, negotiations or communications involving such Third Party Claim, and shall take all actions necessary, including but not limited to the posting of such bond or other security as may be required by any Governmental Authority, so as to enable the claim to be defended against or resolved without expense or other action by the Indemnified Party. Upon request of the Indemnifying Party, the Indemnified Party shall, to the extent it may legally do so and to the extent that it is compensated in advance by the Indemnifying Party for any costs and expenses thereby incurred,

                 (i) take such action as the Indemnifying Party may reasonably request in connection with such action,

                 (ii) allow the Indemnifying Party to dispute such action in the name of the Indemnified Party and to conduct a defense to such action on behalf of the Indemnified Party, and

                 (iii) render to the Indemnifying Party all such assistance as the Indemnifying Party may reasonably request in connection with such dispute and defense.

             (e) The Indemnified Party shall have the right to employ separate counsel in each Third Party Claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnifying Party is in breach of its obligations under this
Section 9.1(d). No Indemnified Party shall, without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim.

             (f) Buyer shall use reasonable efforts to seek recovery of any claim for insurance under applicable insurance policies with respect to a matter giving rise to an indemnification obligation under Section 7.3(a) to the same extent as would a reasonable and prudent person to whom no indemnity was available under similar facts and circumstances. The amount of Damages recoverable by an Indemnified Party under Section 7.3 with respect to an indemnity claim shall be reduced by any proceeds received by such Indemnified Party or an Affiliate from an insurance carrier with respect to the Damages to which such indemnity claim relates.

             (g) The indemnification obligations of the Sellers set forth in
Section 7.3(a) and 8.2, as limited by the applicable provisions of this Section 9.1, shall be the sole and exclusive remedy of Buyer with respect to any breach of the representations made herein, absent fraud. Except to the extent indemnification is available after the first anniversary of the Closing, and except as provided in Section 9.11(b) hereof, the Escrow Agreement shall be the exclusive means for the Buyer to collect any Damages for which it is entitled under Section 7.3(a) and 8.2(a) hereof.

         9.2 CONFIDENTIALITY.

             (a) Prior to the Closing, Buyer shall, and shall cause its Affiliates and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the Company and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers on a nonconfidential basis prior to its disclosure by Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that Buyer promptly shall notify the Company of any disclosure pursuant to clause (iii) of this Section 9.2(a).

             (b) Prior to the Closing, the Company shall, and shall cause its Affiliates, employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the transactions contemplated by this Agreement, the Company, Buyer or their respective businesses; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by any of the Company, the Shareholders or any of their respective Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to the Company or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers after the Closing on a nonconfidential basis prior to its disclosure by the Company or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by the Company or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that the Company shall promptly shall notify Buyer of any disclosure pursuant to clause (iii) of this Section 9.2(b).

             (c) That certain Nondisclosure Agreement, dated as of November 9, 1999, between Buyer and the Company, is hereby terminated.

         9.3 BROKERS. Regardless of whether the Closing shall occur, (i) the Shareholders shall jointly and severally indemnify and hold harmless Buyer from and against any and all liability for any brokers or finders' fees arising with respect to brokers or finders retained or engaged by the Company or any of the Shareholders in respect of the transactions contemplated by this Agreement, other than (in the event the Closing occurs) pursuant to the Specified Advisory Agreements, and (ii) Buyer shall indemnify and hold harmless the Company from and against any and all liability for any brokers' or finders' fees arising with respect to brokers or finders retained or engaged by Buyer in respect of the transactions contemplated by this Agreement.

         9.4 COSTS AND EXPENSES. Each of the parties to this Agreement shall bear his or its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby, provided that if the Merger is consummated, none of the Sellers shall bear or otherwise be liable for any such expenses incurred by or on behalf of the Company. The parties agree that neither the Company, Buyer nor the Surviving Corporation shall bear or otherwise be liable for any such expenses incurred by or on behalf of any of the Shareholders.

         9.5 NOTICES. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called "NOTICE") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

IF TO BUYER:                                 SmartDisk Corporation
                                             3506 Mercantile Avenue
                                             Naples, Florida  34104
                                             Attention:  Daniel E. Reed
                                             Telecopy No. (941) 436-2509

                                             WITH A COPY TO:
                                             --------------

                                             Greenberg Traurig, LLP
                                             One East Camelback Road, Suite 1100
                                             Phoenix, Arizona 85012
                                             Attention: Bruce E. Macdonough
                                             Telecopy No.  (602) 744-7645

IF TO THE COMPANY AND/OR ANY OF THE
      SHAREHOLDERS:                          VST Technologies, Inc.
                                             125 Nagog Park
                                             Acton, Massachusetts  01720
                                             Attention:  Francis P. Reardon
                                             Telecopy No. (978) 263-9876

                                             WITH COPIES TO:
                                             --------------

                                             Hale and Dorr LLP
                                             60 State Street
                                             Boston, Massachusetts 02109
                                             Attention:  Stuart M. Falber
                                             Telecopy No.  (617) 526-5000

                                             AND
                                             ---

                                             William Thalheimer
                                             Imaging Automation
                                             25 Constitution Drive
                                             Bedford, New Hampshire  03110-6000
                                             Telecopy No. (603) 471-9326

Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next normal business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery. Anything to the contrary contained herein notwithstanding, notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given.

         9.6 GOVERNING LAW. The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement or any of the Collateral Agreements, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

         9.7 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of each of the parties to this Agreement shall be deemed to have been made, and the certificates delivered pursuant to clause (iv) of Section 2.2 and the first sentence of Section 2.3 by a party are agreed to and shall be deemed to constitute the making of such representations and warranties, again at and as of the Closing by and on behalf of the party on behalf of whom such certificates are delivered.

         9.8 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         9.9 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party, provided, however, that nothing herein shall prohibit the assignment of Buyer's rights (but not obligations) to any direct or indirect subsidiary or prohibit the assignment of Buyer's rights (but not obligations) to any lender. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         9.10 REMEDIES. Except as expressly provided in Section 9.1(e) hereof, the rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

         9.11 CANCELLATION OF ESCROW STOCK.

             (a) In the event that a dispute among the parties leads to a retention or interpleading of Buyer Common Stock by the Escrow Agent pursuant to the Escrow Agreement, the party who is later determined to have been in error in attempting to enforce or disputing the share cancellation shall pay the reasonable legal and accounting fees, costs and expenses incurred by the prevailing party in presenting, arguing and resolving such dispute.

             (b) Notwithstanding anything herein or in the Escrow Agreement to the contrary, the Shareholders agree that, if and to the extent Substitute Options and/or Merger Shares issued to Non-Consenting Stockholders are not forfeitable and/or cancellable in accordance with the purpose and intent of the Escrow Agreement, additional Merger Shares issued to the Shareholders may be cancelled, pro rata in accordance with the Shareholders' respective Proportionate Shares.

         9.12 EXHIBITS AND SCHEDULES. The exhibits and Schedules referred to herein are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section to which such disclosure specifically relates except where (i) there is an explicit cross-reference to another Schedule, and (ii) Buyer could reasonably be expected to ascertain the scope of the modification to a representation intended by such cross-reference.

         9.13 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.14 REFERENCES AND CONSTRUCTION.

             (a) Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require. References to monetary amounts, specific named statutes and generally accepted accounting principles are intended to be and shall be construed as references to United States dollars, statutes of the United States of the stated name and United States generally accepted accounting principles, respectively, unless the context otherwise requires.

             (b) The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledge that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

         9.15 SURVIVAL. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

         9.16 ATTORNEYS' FEES. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

         9.17 RISK OF LOSS. Prior to the Closing, the risk of loss of damage to, or destruction of, any and all of the Company's assets, including without limitation the Properties, shall remain with the Company, and the legal doctrine known as the "Doctrine of Equitable Conversion" shall not be applicable to this Agreement or to any of the transactions contemplated hereby.

         9.18 SHAREHOLDERS' REPRESENTATIVE. Each of the Shareholders designates William Thalheimer as its representative and attorney-in-fact for all purposes under this Agreement and the Escrow Agreement (the "SHAREHOLDERS' REPRESENTATIVE"), including without limitation, (i) taking all action necessary in connection with the indemnification obligations of the Shareholders under this Agreement and the Escrow Agreement, including the defense or settlement of any claims and the making of payments with respect thereto, (ii) giving and receiving on behalf of the Shareholders all notices required to be given under this Agreement and the Escrow Agreement, (iii) executing the Escrow Agreement as attorney-in-fact for and on behalf of the Shareholders, (iv) agreeing to and executing amendments to this Agreement, and (v) taking any and all additional action as is contemplated to be taken by or on behalf of the Shareholders by the Shareholders' Representative pursuant to this Agreement and the Escrow Agreement. Any such action taken by the Shareholders' Representative shall be valid and binding on each of the Shareholders. Each of the Shareholders also appoints the Shareholders' Representative as such Shareholder's custodian and attorney-in-fact to act for such Shareholder in connection with the Escrow Agreement arrangements as contemplated by the terms hereof and thereof, and the Shareholders' Representative hereby accepts such appointment. It is agreed by each of the Shareholders that the Buyer Common Stock to be held in custody by the Escrow Agent under the Escrow Agreement (the "ESCROW STOCK") will be subject to the interests of the Buyer and the Shareholders' Representative as attorney-in-fact; that the arrangements made by such Shareholder hereunder and thereunder are irrevocable; and that the obligations of such Shareholder hereunder shall not be terminated by any acts of such Shareholder, or by operation of law, whether by the death or incapacity of such Shareholder or any other party to this Agreement or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur after the execution of this Agreement and before the Closing Date or the delivery of the Escrow Stock to Buyer, the Shareholders' Representative is nevertheless authorized and directed to hold and dispose of the Escrow Stock (and to instruct the Escrow Agent to hold and dispose of the Escrow Stock) in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Shareholder's Representative shall have received notice of such death, incapacity or other event. The designation by the Shareholders of William Thalheimer as the Shareholders' Representative may not be revoked without the written consent of Buyer.

         All decisions and actions by the Shareholders' Representative, including without limitation any agreement between the Shareholders' Representative and the Buyer or the Escrow Agent relating to indemnification obligations of the Shareholders under this Agreement, including the defense or settlement of any claims and the making of payments with respect hereto, shall be binding upon all of the Shareholders, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same. The Shareholders' Representative shall incur no liability to the Shareholders with respect to any action taken or suffered by the Shareholders' Representative in reliance upon any notice, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for any other action or inaction with respect to the indemnification obligations of the Shareholders under this Agreement, including the defense or settlement of any claims and the making of payments with respect thereto, except to the extent resulting from the Shareholders' Representative's own willful misconduct or negligence. The Shareholders' Representative may, in all questions arising under this Agreement or the Escrow Agreement, rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Shareholders' Representative shall not be liable to the Shareholders.

         The Shareholders acknowledge and agree that the Shareholders' Representative may incur costs and expenses on behalf of the Shareholders in his capacity as Shareholders' Representative ("REPRESENTATIVE Expenses"). Each of the Shareholders agrees to pay the Shareholders' Representative, promptly upon demand by the Shareholders' Representative therefor, such Shareholder's Proportionate Share of any Representative Expenses, provided that no Shareholder shall be required to pay, in the aggregate, Representative Expenses in an amount in excess of the Merger Consideration received by such Shareholder.

                            ARTICLE X. - DEFINITIONS

         Capitalized terms used in this Agreement are used as defined in this
Article X or elsewhere in this Agreement.

         10.1 AFFILIATE. The term "Affiliate" shall mean, with respect to any person, any other person controlling, controlled by or under common control with such person. The term "Control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person. Without limiting the generality of the foregoing, each of the officers and directors of a corporation shall be deemed an Affiliate of such corporation.

         10.2 COLLATERAL AGREEMENTS. The term "Collateral Agreements" shall mean any or all of the exhibits to this Agreement and any and all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.

         10.3 CONFIDENTIAL INFORMATION. The term "Confidential Information" shall mean confidential data and confidential information relating to the business of the Company (which does not rise to the status of a Trade Secret under applicable law) which is or has been disclosed to any of the Shareholders or of which any of the Shareholders became aware as a consequence of or through his employment with the Company and which has value to the Company and is not generally known to the competitors of the Company. Confidential Information shall not include any data or information that (i) has been voluntarily disclosed to the general public by the Company or its Affiliates, (ii) has been independently developed and disclosed to the general public by others, or (iii) otherwise enters the public domain through lawful means.

         10.4 CONTRACTS. The term "Contracts," when described as being those of or applicable to any person, shall mean any and all contracts, agreements, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, excluding any Permits.

         10.5 DAMAGES. The term "Damages" shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation, interest, penalties, additions and attorneys', accountants' and experts' fees and disbursements).

         10.6 DESIGNATED EXECUTIVES. The term "Designated Executives" shall mean any and all of Vincent Fedele, James Giarrusso, Fran Reardon, Phil Gaudet, David Montgomery and Al Larose.

         10.7 FINANCIAL STATEMENTS. The term "Financial Statements" shall mean any or all of the financial statements, including balance sheets and related statements of income and statements of cash flow and the accompanying notes thereto, of the Company's business prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise provided herein.

         10.8 FUNDED INDEBTEDNESS. "Funded Indebtedness" shall mean the aggregate amount (including the current portions thereof) of all (i) indebtedness for money borrowed from others, capital lease obligations, dividends payable to the Shareholders, bonus payables to employees, and purchase money indebtedness of the Company, (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by the Company, or in effect guaranteed, directly or indirectly, in any manner by the Company, through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or to pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, but excluding endorsements of checks and other instruments in the ordinary course,
(iii) indebtedness of the type described in clause (i) above secured by any Lien upon property owned by the Company, even though the Company has not in any manner become liable for the payment of such indebtedness and (iv) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness.

         10.9 GAAP. "GAAP" means U.S. generally accepted accounting principles, applied consistently with the Company's past practices.

         10.10 GOVERNMENTAL AUTHORITIES. The term "Governmental Authorities" shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

         10.11 HAZARDOUS MATERIAL. The term "Hazardous Material" shall mean all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "Hazardous wastes," "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         10.12 INVENTORY. The term "Inventory" shall mean all goods, merchandise and other personal property owned and held for sale, and all raw materials, works-in-process, materials and supplies of every nature which contribute to the finished products of the Company in the ordinary course of its business, specifically excluding, however, damaged, defective or otherwise unsaleable items.

         10.13 KEY EMPLOYEES. The term "Key Employees" shall mean any and all of the Company's employees reasonably designated by Buyer not later than two (2) business days after the date hereof.

         10.14 KNOWLEDGE OF THE COMPANY. The term "Knowledge of the Company" shall mean the actual knowledge of any of the Designated Executives with respect to the matter in question, and such knowledge as any of the Designated Executives should have obtained upon reasonable investigation and inquiry into the matter in question.

         10.15 LEGAL REQUIREMENTS. The term "Legal Requirements," when described as being applicable to any person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person's business, operations or properties.

         10.16 PERMITS. The term "Permits" shall mean any and all permits, rights, approvals, licenses, authorizations, legal status or orders under any Legal Requirement or otherwise granted by any Governmental Authority.

         10.17 PERSON. The term "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust, joint stock company, unincorporated organization or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

         10.18 PRODUCT. The term "Product" shall mean each product, repair process or service under development, developed, manufactured, licensed, distributed or sold by the Company and any other products in which the Company has any proprietary rights or beneficial interest.

         10.19 PROPERTIES. The term "Properties" shall mean any and all properties and assets (real, personal or mixed, tangible or intangible) owned or Used by the Company.

         10.20 PROPORTIONATE SHARE. The term "Proportionate Share" shall mean, as to each Shareholder, the percentage set forth opposite such Shareholder's name on SCHEDULE 1 to the Escrow Agreement.

         10.21 REAL PROPERTY. The term "Real Property" shall mean the real property Used by the Company in the conduct of its business.

         10.22 REGULATIONS. The term "Regulations" shall mean any and all regulations promulgated by the Department of the Treasury pursuant to the Internal Revenue Code.

         10.23 SPECIFIED ADVISORY AGREEMENTS. The term "Specified Advisory Agreements shall mean (i) that certain letter agreement, dated April 27, 1999, between the Company and BankBoston Robertson Stephens, Inc., and (ii) solely as it relates to the transactions contemplated hereby, the proposed 1999 Incentive Plans for Vince Fedele, Jim Giarrusso and Bill Thalheimer recommended May 25, 1999 by the Compensation Committee of the Company's Board of Directors (the "BOARD") and approved June 10, 1999 by the Board and amended on January 13, 2000, true and correct copies of which are included with the Schedules to this Agreement.

         10.24 SPECIFIED PRICE. The term "Specified Price" shall mean $32.50 per share of Buyer Common Stock, subject to appropriate adjustment for stock dividends, stock splits, reclassifications and other similar events affecting Buyer Common Stock.

         10.25 SUBSIDIARY. The term "Subsidiary" shall mean any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

         10.26 TRADE SECRETS. The term "Trade Secrets" shall mean information of the Company including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         10.27 USED. The term "Used" shall mean, with respect to the Properties, Contracts or Permits of the Company, those owned, leased, licensed or otherwise held by the Company which were acquired for use or held for use by the Company in connection with the Company's business and operations, whether or not reflected on the Company's books of account.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          EXECUTED as of the date first written above.

                                            BUYER:

                                            SMARTDISK CORPORATION


                                            By:/S/ MICHAEL A. BATTAGLIO
                                               ---------------------------------


                                            ACQUISITION SUB:

                                            VST ACQUISITION, INC.


                                            By:/S/ MICHAEL A. BATTAGLIO
                                               ---------------------------------


                                            COMPANY:

                                            VST TECHNOLOGIES, INC.


                                            By:/S/ JAMES M. GIARRUSSO
                                            ------------------------------------


                                            SHAREHOLDERS:

                                            /S/ VINCENT FEDELE
                                            ------------------------------------
                                            VINCENT FEDELE

                                            /S/ CHERYL FEDELE
                                            ------------------------------------
                                            CHERYL FEDELE



                                            /S/ JAMES M. GIARRUSSO
                                            ------------------------------------
                                            JAMES M. GIARRUSSO, custodian for
                                               MATTHEW J. GIARRUSSO


                                            /S/ FRANCIS P. REARDON
                                            ------------------------------------
                                            FRANCIS P. REARDON



              [Signature Page To SmartDisk - VST Merger Agreement]

                                            MASSACHUSETTS TECHNOLOGY
                                            DEVELOPMENT CORPORATION (MTDC)



                                            By:/S/ JOHN F. HODGMAN
                                               ---------------------------------


                                            ASCENT VENTURE PARTNERS, L.P.


                                            By:/S/ LEIGH E. MICHI
                                               ---------------------------------


                                            ASCENT VENTURE PARTNERS II, L.P.


                                            By:/S/ LEIGH E. MICHI
                                               ---------------------------------


                                            LE SERRE


                                            By:/S/ FRANK POLESTRA
                                               ---------------------------------


                                            H & D INVESTMENTS II


                                            By:/S/ PAUL P. BROUNTAS
                                               ---------------------------------


                                            ZERO STAGE CAPITAL V, L.P.


                                            By:/S/ PAUL M. KELLEY
                                               ---------------------------------


                                            GREEN MOUNTAIN CAPITAL, L.P.


                                            By:/S/ MICHAEL SWEATMAN
                                               ---------------------------------



              [Signature Page To SmartDisk - VST Merger Agreement]

                                            T & B INVESTORS, LLC


                                            By:/S/ WILLAIM THALHEIMER
                                               ---------------------------------


                                            ALSON PARTNERS III


                                            By:/S/ WILLIAM THALHEIMER
                                               ---------------------------------


                                            KEYSTONE VENTURE PARTNERS V, L.P.


                                            By:/S/ JOHN R. REGAN
                                               ---------------------------------



              [Signature Page To SmartDisk - VST Merger Agreement]